Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

RADNET, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

April 26, 2024

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2024 Annual Meeting of Stockholders of RadNet, Inc. (the “Annual Meeting”), to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, June 12, 2024, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof. At the Annual Meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We also enclose a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2023 (the “2023 Annual Report”). We encourage you to read our 2023 Annual Report, which includes information on our business, as well as our audited financial statements for the fiscal year ended December 31, 2023.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to most of our stockholders on or about April 26, 2024. The Notice of Availability contains instructions on how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2023 Annual Report and a Proxy Card or voting instruction form and on how to cast your vote online or by phone. The Notice of Availability also contains instructions on how to request a printed copy of our proxy materials. All stockholders who do not receive the Notice of Availability will receive a printed copy of the proxy materials.

Your vote is very important. Regardless of the number of shares you own, and whether or not you plan to attend the Annual Meeting, please vote. We hope you will vote as soon as possible. You may vote by submitting your proxy via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials.

Thank you for your continued support and ownership of RadNet, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

David Katz Corporate Secretary

Important Notice: The Proxy Statement for the 2024 Annual Meeting of Stockholders, the Proxy Card and the 2023 Annual Report are available at www.proxyvote.com.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2024

RadNet, Inc. will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 12, 2024, at 10:00 a.m. (Pacific Time) or any adjournment or postponement thereof, at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

The following items are on the agenda and are more fully described in the accompanying Proxy Statement:

1.	The election of seven nominees as directors to hold office until the 2025 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	A non-binding advisory vote to approve the compensation of our Named Executive Officers; and
4.	Other business that may properly come before the Annual Meeting.

Our Board of Directors fixed April 17, 2024 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

We are mailing a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 26, 2024, containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 online, and how to vote online or by phone. The Notice of Internet Availability of Proxy Materials also contains instructions on how our stockholders can request a printed copy of the proxy materials.

By Order of the Board of Directors,

David Katz Corporate Secretary

April 26, 2024

Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote online, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials. Even if you give your proxy, you may still vote in person if you attend the meeting. If a broker, bank or other nominee is the record holder of your shares, then you must obtain from the record holder a proxy issued in your name in order to vote at the Annual Meeting.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2024

The Board of Directors of RadNet, Inc., a Delaware corporation (“RadNet” or the “Company”), is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, June 12, 2024, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated in this Proxy Statement.

On or about April 26, 2024, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 (the “2023 Annual Report”), via the Internet and how to vote online or by phone. The Notice of Availability also contains instructions on how you can receive a printed copy of the proxy materials.

This Proxy Statement summarizes certain information to assist you in voting in an informed manner.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the meeting or not, please vote as soon as possible.

i

THE PROXY PROCESS AND THE ANNUAL MEETING

The following discussion is intended to provide general information about the proxy process and the Annual Meeting under the rules and regulations of the Securities and Exchange Commission (the “SEC”). If you have questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at: RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025, Attention: Corporate Secretary, Telephone: (310) 445-2800.

2024 Annual Meeting of Stockholders

RADNET, INC.	June 12, 2024
1510 Cotner Ave.	10:00 a.m. Pacific Time
Los Angeles, CA 90025

Only stockholders of record as of the close of business on April 17, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting. RadNet is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Attending the Annual Meeting

If you are a stockholder of record as of the Record Date, you have the right to vote in person at the Annual Meeting. You will need to bring either the Notice of Availability or any Proxy Card that is sent to you to the meeting. Otherwise, you will be admitted only if we can verify your ownership of common stock on the Record Date. If you own shares held in street name, please bring with you to the meeting either the Notice of Availability or any voting instruction form, your most recent brokerage statement or a letter from your bank, broker or other record holder indicating that you beneficially owned shares of our common stock on the Record Date. We can use that information to verify your beneficial ownership of common stock and admit you to the meeting. Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

Purpose

At the Annual Meeting, our stockholders will vote on the following items:

1.	The election of seven nominees as directors to hold office until the 2025 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	A non-binding advisory vote to approve the compensation of our Named Executive Officers; and
4.	Other business that may properly come before the Annual Meeting.

Proxy Materials

The following proxy materials were first sent or made available to stockholders on April 26, 2024, and include:

●	Notice of Annual Meeting of Stockholders

●	Proxy Statement for the Annual Meeting

●	2023 Annual Report

If you requested printed versions of these proxy materials by mail, the printed proxy materials also include the Proxy Card or voting instruction form for the Annual Meeting.

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Notice of Internet Availability

We are sending the Notice of Availability to our stockholders with instructions on how to access the proxy materials online or request a printed copy of the materials. Stockholders may follow the instructions in the Notice of Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce RadNet’s printing and mailing costs.

Quorum for the Annual Meeting

Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. On the Record Date there were 73,895,688 of our common stock issued and outstanding. Consequently, we will need to have 36,947,845 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

●	You are entitled to vote and you are present in person at the Annual Meeting; or

●	You have properly voted by proxy online, by phone, or by submitting a Proxy Card or voting instruction form by mail.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

Inspector of Election

An officer of RadNet will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. RadNet has also engaged Broadridge Financial Solutions, Inc. as its proxy distribution agent and tabulation service provider and they will also be calculating the votes received prior to the Annual Meeting.

Proxy Solicitation Costs

RadNet is paying the costs of the solicitation of proxies. We will also make solicitation materials available to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names but that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice of Availability, but may be supplemented by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.

Voting

Each share of RadNet’s common stock has one vote on each matter. Only “shareholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 73,895,688 shares of RadNet’s common stock issued and outstanding, held by 980 shareholders of record. In addition to shareholders of record of RadNet’s common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.

If your shares are registered directly in your name with RadNet’s transfer agent, Equiniti Trust Company, LLC, you are the shareholder of record with respect to those shares.

If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.

With respect to Proposal No. 1 (the election of directors), stockholders may vote “FOR” all nominees, “WITHHOLD” authority for all nominees, or vote “FOR” all except for those individual nominees for director for which the stockholder indicates it is withholding authority. With respect to each other proposal, stockholders may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting.

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Voting Procedures

There are four ways to vote:

●	Online. If you are a shareholder of record, you may vote by proxy by visiting www.proxyvote.com and entering the control number found in the Notice of Availability. If you are the beneficial owner of shares in street name, the availability of online voting will depend on the voting procedures of the organization that holds your shares. Stockholders who submit a proxy online need not return a Proxy Card or the form forwarded by your broker, bank, trust or other holder of record.

●	Phone. If you are a shareholder of record and request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. If you are a beneficial owner of shares in street name, the availability of phone voting will depend on the voting procedures of the organization that holds your shares. Stockholders who submit a proxy by phone need not return a Proxy Card or the form forwarded by your broker, bank, trust or other holder of record.

●	Mail. If you are a shareholder of record and request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by completing, dating and signing the Proxy Card or voting instruction form and returning it in the envelope provided.

●	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting by requesting a ballot. If you beneficially hold shares in street name and wish to vote in person at the Annual Meeting, you must also obtain a “legal proxy” from the organization that holds your shares and bring it to the Annual Meeting. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of election.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, as follows:

●	Online. You may change your vote using the online voting method described above, in which case only your latest online proxy submitted prior to the Annual Meeting will be counted.

●	Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

●	Mail. You may revoke your proxy and change your vote by signing and returning a new Proxy Card or voting instruction form dated as of a later date, in which case only your latest Proxy Card or voting instruction form received prior to the Annual Meeting will be counted.

●	In Person. You may revoke your proxy and change your vote by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to RadNet’s Corporate Secretary.

If you have already voted and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.

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Vote Required to Approve a Proposal

RadNet’s bylaws provide that, in an uncontested election of directors—one where the number of candidates for election does not exceed the number of directors to be elected—the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to elect a director.

Accordingly, approval of Proposals Nos. 1, 2 and 3 requires, in each case, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting.

Routine and Non-Routine Proposals

Banks, brokers and nominees will vote shares in accordance with instructions from the beneficial owners. If the bank, broker or other nominee does not receive an instruction, it has discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The following proposal is considered a routine matter:

●	Proposal 2: The ratification of the appointment of Ernst & Young LLP as RadNet’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The following proposals are considered non-routine matters:

●·	Proposal 1: Election of directors; and

●	Proposal 3: A non-binding advisory vote to approve the compensation paid to our Named Executive Officers.

You must instruct your bank, broker or nominee on how to vote your shares for the non-routine matters of Proposal No. 1 and Proposal No. 3 in order for your vote to count for those proposals.

Broker Non-Votes and Abstentions

If you hold your shares in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes may exist in connection with Proposal No. 1 and Proposal No. 3.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes will not be counted as having voting power to vote on the proposal in question and will have no effect on the proposal presented. Abstentions will have the effect of a vote of “AGAINST” for a director in Proposal No. 1, and “AGAINST” Proposal Nos. 2 and 3.

Uninstructed Shares

If you are a shareholder of record and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters.

Confidentiality of Votes

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within RadNet or to third parties, except: (1) as necessary to meet applicable legal requirements and (2) to allow for the tabulation of votes and certification of the vote. Occasionally, stockholders include additional comments on their Proxy Card or with their voting instruction form, which are then forwarded to our management.

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Tabulation and Reporting of Voting Results

Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. RadNet will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Director and Officer Interest in Matters to be acted Upon at the Annual Meeting

Members of the Board and executive officers do not have an interest in Proposal 2. Our executive officers have an interest in Proposal 3 as the proposal relates to the compensation of our Named Executive Officers.

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ENVIRONMENTAL

We seek to manage and evolve our operations in ways to minimize our impact on the environment as part of our commitment to improving health in the communities we serve.

Healthcare imaging is dependent on technologically advanced equipment, that uses significant energy in its operation. While we do not design or manufacture the equipment that we install in our facilities, we take a number of actions aimed at reducing our overall energy consumption:

●	We seek to maximize the utilization of equipment at our facilities. Efficient patient scheduling and high utilization of our machines reduces the energy consumed during idle periods where equipment is not contributing to patient care. We also try to power down imaging equipment that can safely and efficiently be powered down when not in use during off-hours.

●	We monitor the air conditioning systems at our imaging facilities. We generally set thermostats in common areas to eco-friendly levels based on the particular geographical environment. We use window shades, or other coverings, to reduce our cooling requirements. We replace older HVAC systems with newer, more energy efficient models when warranted, and conduct preventative maintenance on the HVAC systems to assure operating efficiency.

●	Lighting systems in many of our imaging centers are equipped with motion sensors, timers and dimmers, to reduce unnecessary use. We are also in the process of converting older conventional lighting systems to newer systems using lower wattage LED lights.

●	Our imaging centers in California are subject to California Title 24 Building Energy Efficiency Standards, a set of standards for energy consumption designed to ensure new and existing buildings achieve energy efficiency.

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SOCIAL RESPONSIBILITY

Our social responsibility begins with our patients and extends to our employees and consultants and to the communities in which we operate.

We operate imaging centers to facilitate the diagnosis and treatment of diseases and disorders. Our services may reduce unnecessary invasive medical procedures, improve patient care and reduce the cost and amount of care for patients in the communities that we serve. At our imaging centers, we focus on providing standardized high quality imaging services, regardless of location, to ensure patients, physicians and payors consistency in service and quality. To ensure the high quality of our services, we monitor patient satisfaction, timeliness of services to patients and reports to physicians.

At our centers, we seek to provide state of the art facilities, with multiple imaging modalities, access to newer equipment and a highly-trained staff. Although currently small in scope, we are investing in Artificial Intelligence (AI) technologies which we believe have the potential to significantly change the medical imaging industry. We are developing applications to aid radiologists in scan interpretation by quickly allowing comparison to large imaging databases to enable pinpoint diagnosis in shorter time frames. In addition, AI methods can also keep track of individuals needing procedures on a regular basis (i.e. mammograms, follow ups, etc.) and alert our staff to contact the patient and schedule appointments.

The strength of our workforce is critical to the success of our mission to provide comprehensive radiology solutions and change the future of healthcare. We are focused on attracting, retaining, and developing the talent we need to deliver on our commitment to our patients and partners. At December 31, 2023, we had a total of 7,849 full-time, 1,201 part-time and 924 per diem employees. These numbers include 218 full-time and 86 part-time physicians and 2,226 full-time, 702 part-time and 607 per-diem technologists.

We are keenly aware of the value of a diverse workforce and are proud of our track record. Approximately 81% of our workforce at December 31, 2023 was female and 54% were from under-represented groups.

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Our culture of diversity and inclusion enables us to exceed the expectations of our patients and meet our growth strategy. Our success in inclusion and diversity objectives are the result of strong leadership, transparency and accountability. While our workforce demographics clearly indicate our success in achieving a highly diverse team, in order to foster even stronger understanding of diversity, equity and inclusion, we have developed an internal education program to ensure all of our team are aware of our closely held values. Our initiatives include:

●	Corporate support and sponsorship of community outreach/enrichment programs for underserved populations such as our ongoing and flourishing relationship with JVS SoCal; and

●	High School, Vocational School and Collegiate outreach.

We invest in our employees to ensure their confidence and competence in their roles, as well as to provide a path for professional career development. We provide a range of internal education and development programs and opportunities to support the advancement of our employees. RadNet offers a Leadership Development and Operations Rotation Program, Management Training, Technical Scholarship, and various modality education and training support programs. We offer both formal and informal programs to identify, foster and retain top talent. We maintain a Tuition Reimbursement Program which encourages professional development for our incumbent team, and we also sponsor undergraduate and graduate education and advanced technical training (RPA) for various incumbent team members.

We provide compensation that is competitive and consistent with employee positions, skill levels, and experience. We align our executives’ and eligible non-executive employees’ long-term equity compensation with our stockholders’ interests. Our employees are eligible for benefits that are industry-leading, including PPO and HDHP medical plans with a company sponsored HSA, wellness plans that include financial incentives, free radiology procedures for team and family, paid life insurance and AD&D, dental, vision, Employee Assistance Plan with enhanced mental health benefits, group paid long and short term disability plans, 401(k), tuition reimbursement, access to instant earned wages through DailyPay, paid and unpaid leave, flexible working schedule, and a variety of voluntary benefits including Colonial, Supplemental Life, Dependent Life and Commuter benefits and free flu vaccinations.

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CORPORATE GOVERNANCE

Role of the Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board of Directors provides oversight, strategic direction and counsel to our management. In addition, our Board of Directors elects our officers, delegates responsibilities for the conduct of our operations to those officers, and evaluates their performance.

Our Board of Directors held four meetings during 2023 and took action by written consent on seven occasions. Each of our directors serving in 2023 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend.

Board Leadership Structure

Our Chairman of the Board of Directors, Dr. Berger, also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for RadNet at this time. This structure effectively utilizes Dr. Berger’s knowledge of RadNet and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors. Dr. Berger co-founded RadNet in 1980 and has served as Chairman of the Board and Chief Executive Officer for nearly 40 years.

David L. Swartz currently serves as Lead Independent Director of the Board of Directors. In this capacity, Mr. Swartz serves as Chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda, and chairs the executive sessions of the independent directors, works collaboratively with the Chairman of the Compensation Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ Stock Market LLC (“NASDAQ”) and the SEC rules which require at least a majority of the directors to be independent. As a result of this review, our Board of Directors has determined that Lawrence L. Levitt, Laura P. Jacobs, Gregory E. Spurlock and David L. Swartz each qualifies as an independent director in accordance with the NASDAQ and the SEC rules.

Each of Howard G. Berger, M.D., Christine N. Gordon and A. Gregory Sorensen, M.D. is an employee of RadNet and therefore does not qualify as an independent director under the NASDAQ and the SEC rules.

Majority Voting for Election of Directors

Under our bylaws, directors must be elected by a majority of the shares present and entitled to vote in elections for which the number of nominees for election does not exceed the number of directors to be elected. A plurality vote standard applies to contested elections where the number of nominees exceeds the number of directors to be elected.

We have adopted a Director Resignation Policy that provides that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender their resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or take other action. The director who tenders their resignation will not participate in the Nominating and Governance Committee or Board’s decision. In making its determination the Board will consider (a) the underlying reason for the vote result, if known, (b) the director’s contributions to the Company during his or her tenure, and (c) the director’s qualifications. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Promptly following the decision regarding the tendered resignation, the Company will file with the SEC a current report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

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Diversity

Our Board believes that diversity brings forward different perspectives and improves decision-making and governance. While we don’t have a formal diversity policy, our Nominating and Governance Committee considers gender, ethnicity, age, sexual orientation, and other characteristics that contribute to diverse viewpoints when identifying nominees for our Board of Directors. Our Board composition already complies with NASDAQ’s Board Diversity Rule. Of our current seven person Board of Directors, two of the seven directors self-identify as female and two of the seven members self-identify as LGBTQ+.

Director Continuing Education

We support director education initiatives throughout a director’s tenure on the Board. We host “teach-ins” where members of our management meet with the Board to review industry trends and the Company’s operations in a number of subject areas. Recent teach in sessions have covered topic such as:

•	Cyber Security
•	Human Capital, including Talent Acquisition, Employee Engagement, Recruiting and Retention
•	Revenue Cycle – Billing & Collections, Credit Balances
•	Regulatory Compliance

We encourage all directors to attend continuing education programs and to share information and observations from those programs with other directors. We reimburse directors for reasonable expenses incurred in attending continuing education programs.

Committees of the Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors, which is available at www.radnet.com under Investor Relations – Corporate Governance.

The current composition of the committees is as set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Lawrence L. Levitt	●	C	●
Laura P. Jacobs	●	●	C
Gregory E. Spurlock		●	●
David L. Swartz	C	●	●

________________________

“C” denotes chair of committee

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Audit Committee

The Audit Committee’s responsibilities include, among other things:

●	overseeing the engagement, qualifications, independence, compensation, retention and performance of the Company’s independent auditors and the conduct of the annual independent audit of the Company’s financial statements;

●	overseeing the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders, any governmental or regulatory body and others;

●	monitoring the auditing, accounting and financial reporting processes and systems of internal control that are conducted by the Company’s independent auditors, internal audit function and the Company’s financial and senior management; and

●	preparing the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Board of Directors has determined that each of Mr. Swartz and Mr. Levitt qualifies as an “audit committee financial expert” as defined under the applicable SEC rules and that each member of the Audit Committee meets the additional criteria for independence of Audit Committee members under Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee held four meetings and took action by written consent on two occasions in 2023.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

●	assisting the Board in developing and reviewing compensation programs and strategy applicable to the Company’s directors and senior executives, and overseeing the Company’s overall compensation philosophy;

●	making recommendations to the Board with respect to incentive compensation plans and equity-based plans, and interpreting and administering such plans;

●	reviewing and discussing with the Company’s management the tables and narrative discussion and analysis regarding executive officer and director compensation policies and practices to be included in the Company’s public filings, including its annual proxy statement and annual report on Form 10-K; and

●	preparing the Compensation Committee Report to be included in the Company’s proxy statement and annual report on Form 10-K, in accordance with the rules and regulations of the SEC.

The Compensation Committee held two meetings and took action by written consent on four occasions in 2023.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other things:

●	independently overseeing the director nomination process and procedures;

●	identifying, evaluating and recommending to the Board for election and/or appointment qualified candidates for membership on the Board or its committees;

●	developing, reviewing, and recommending to the Board corporate governance policies, procedures and guidelines and otherwise shaping the Company’s corporate governance;

●	investigating and approving related party transactions, establishing and maintaining director conflicts of interest policies, and making recommendations to the Board with respect to the “independence” of directors; and

●	monitoring and overseeing evaluation of the Board and its committees, management’s performance, and succession planning for executive management.

The Nominating and Governance Committee held one meeting and took action by written consent on two occasions in 2023.

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Retention of Outside Advisors

The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. Our independent registered public accounting firm is retained by, and reports directly to, the Audit Committee. Similarly, the Compensation Committee retains a compensation consultant to assist in evaluating executive compensation which reports directly to that committee.

Board Role in Risk Oversight

Our Board of Directors performs an oversight role in managing RadNet’s risk. In reviewing our strategy, business plan, budgets and historical and anticipated future major transactions, the Board of Directors considers, among other factors, the risks RadNet faces and how such risks can be appropriately managed. While our Board of Directors oversees risk management strategy, our management is responsible for implementing and supervising day to day risk management processes. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks, which enables the Board of Directors to understand management’s views and strategies regarding risk identification, risk management and risk mitigation.

In addition to the oversight role assumed by the full Board of Directors, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes to be material. In addition, the Compensation Committee oversees the risks associated with our compensation policies and practices to ensure that the compensation programs and incentives do not encourage short term risk taking at the expense of long term results or create risks that may have a material adverse effect on RadNet.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to formalize certain policies and provide guidance in the exercise of its governance responsibilities. The Corporate Governance Guidelines cover areas such as:

●	The Role of the Board of Directors

●	Board Size and Composition

●	Terms for Director Service

●	Meetings and procedures

●	Board Committees

●	Communications to and From Directors

●	Director Compensation

●	Performance Evaluation

●	Management Review

●	Succession Planning

The Nominating and Governance Committee is responsible for reviewing and making recommendations for amendment of the Corporate Governance Guidelines from time to time. The Corporate Governance Guidelines are available at on our website at: www.radnet.com/investor-relations under Corporate Governance.

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Code of Financial Ethics

We have adopted a written Code of Financial Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com/investor-relations under Corporate Governance. The Board of Directors has designated the Audit Committee with the responsibility for reviewing the Code of Financial Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Review and Approval of Related Party Transactions

Under its current charter, our Nominating and Governance Committee reviews and determines whether or not to approve any transaction between RadNet and its directors, director nominees, executive officers and greater than 5% beneficial owners and each of their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single year and the related party has or will have a direct or indirect interest in the transaction.

Howard G. Berger, M.D., is our President and Chief Executive Officer, a Chairman of our Board of Directors, and also owns, indirectly, 99% of the equity interests in Beverly Radiology Medical Group III (“BRMG”). BRMG is responsible for the professional medical services at nearly all of our facilities located in California and Arizona under a management agreement with us, and employs physicians or contracts with various other independent physicians and physician groups to provide the professional medical services at most of our California and Arizona facilities. We generally obtain professional medical services from BRMG in California and Arizona, rather than provide such services directly or through subsidiaries. We have a management agreement with BRMG which automatically renewed for a 10-year period on January 1, 2024. Under our management agreement, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 81% at December 31, 2023, is adjusted, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. In 2023, Dr. Berger received $500,000 of his salary and his entire cash bonus payment of $2.0 million from BRMG.

On January 1, 2022 we entered into a lease agreement with HFB Heirs Trust II, the holder of approximately 7.2% of our outstanding common stock, with respect to a residential unit located in New York, New York. Under the lease agreement we have agreed to pay rent of $15,000 per month to HFB Heirs Trust II. The lease agreement is for a term of 24 months, subject to automatic renewal for successive three month periods on the same terms and conditions. Our Audit Committee reviewed and approved the terms of the lease agreement.

Board Evaluations

Our Board of Directors engages in an annual self-assessment process, which is designed to elicit feedback on areas where the Board is performing well, and areas where it could improve. Under the terms of their respective charters, each of our Committees engages in an annual review of their performance. The Nominating and Governance Committee has responsibility for overseeing the self-evaluation process for the Board of Directors and its committees.

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Every other year, we engage Nasdaq Boardvantage to assist with our self-assessment process. In connection with that process, each director completes a separate detailed assessment to evaluate the Board and each committee on which they serve. The assessment covers areas such as Board and committee size, strategy and oversight, communication, meeting procedures and content, and effectiveness. The Chief Legal Officer coordinates delivery of the responses to the Lead Independent Director and the chair of each committee. Each committee chair meets separately with each of its members to discuss the results of that committee’s assessment.

Succession Planning

Our Board of Directors, together with the Nominating and Governance Committee, shares responsibility for succession planning for our CEO and executive management team. As part of its role, our Nominating and Governance Committee reviews management development and succession planning to ensure that there are adequate identified and qualified candidates who can assume top management positions without undue interruption. This process is designed to prepare the Company for both expected successions, such as those arising from anticipated retirements, as well as those occurring when executives leave unexpectedly, or due to death, disability, or other unforeseen events. We maintain emergency succession plans for the CEO and other executive committee members.

In developing its succession plans, and assessing possible CEO and other senior leadership candidates, our Nominating and Governance Committee identifies the skills, experiences, and attributes they believe are required to be an effective leader in light of the Company’s business strategies, opportunities, and challenges. Members of our Nominating and Governance Committee have direct access to members of our senior management team. Members of senior management are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executives’ skills and character. Succession reviews and planning for executive roles includes an assessment of internal candidates as well as external talent.

Board Attendance at Annual Meetings of Stockholders

We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. One of our directors attended the 2023 Annual Meeting of Stockholders.

Shareholder Engagement

Our Board values an open dialogue with shareholders, believing that regular communication is a critical part of the Company’s long-term success. Through these activities, the Board discusses the Company’s corporate governance, executive compensation programs, and other topics of interest to shareholders. We also closely monitor policy statements and areas of focus for shareholders. These engagement efforts allow the Board to better understand the Company’s shareholders’ priorities and perspectives and provide the Board with useful input concerning the Company’s compensation, corporate governance, and other practices. In addition, our Chief Financial Officer regularly engages with existing and prospective stockholders, as well as the Company’s lenders.

We have undertaken a number of actions based on the recommendations of our stockholders to strengthen our governance practices and disclosure. We have voluntarily implemented a majority voting standard in uncontested director elections and added the Director Skills and Demographic Information matrix to this Proxy Statement to describe each director’s qualifications.

Communication with our Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified directors.

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DIRECTORS

Nomination Process

Our Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account the qualifications set forth in the Nominating and Governance Committee Charter and all factors the Nominating and Governance Committee considers appropriate, which may include career specialization, relevant technical, leadership or governance skills, or financial acumen, industry knowledge, other board service, and diversity of viewpoint (including diversity of race, ethnicity, gender, age, education, cultural background, and professional experience).

Our Nominating and Governance Committee Charter contains our policy with regard to the consideration of diversity in the identification of director nominees. As part of its evaluation of Board composition, the Nominating and Governance Committee considers the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences, skills and backgrounds who can contribute to the Board’s overall effectiveness in carrying out its responsibilities and can represent diverse viewpoints on our Board of Directors. The Nominating and Governance Committee assesses the effectiveness of these efforts when evaluating the composition of the Board of Directors as part of the annual nomination process.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with our Board of Directors.”

Nominees for Election

The names of the director nominees, their ages as of March 31, 2024, and other information about them are set forth below. All nominees currently serve on the Board of Directors.

Name of Director Nominee	Age	Position	Our Director Since
Howard G. Berger, M.D.	79	Chairman of the Board, Chief Executive Officer and President	1992
Christine N. Gordon	61	Director, Senior Vice President of Operations, Northern California	2021
A. Gregory Sorensen, M.D.	62	Director, Chief Science Officer	2023
Laura P. Jacobs	67	Director	2020
Lawrence L. Levitt	81	Director	2005
Gregory E. Spurlock	62	Director	2021
David L. Swartz	80	Director	2004

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board of Directors and the Nominating and Governance Committee to determine that it is appropriate to nominate these directors for election to the Board of Directors.

Howard G. Berger, M.D. has served as President and Chief Executive Officer of RadNet and its predecessor entities since 1987. Dr. Berger received his M.D. at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a master’s program in medical physics in the University of California system. Dr. Berger is also the president or co-president of the entities that own Beverly Radiology Medical Group III (“BRMG”). Dr. Berger brings senior business leadership skills to our Board of Directors and deep industry knowledge derived from his nearly 40 years of experience in the development and management of RadNet.

Christine N. Gordon currently serves as the Senior Vice President of Operations for RadNet’s Northern California Operations and has served as a director since 2021. Ms. Gordon began her career in radiology in 1984 as a multi-modality technologist, then quickly transitioned into a role in Practice Management for an Orange County, California based radiology group specializing in hospital-based and out-patient imaging. Ms. Gordon joined RadNet in 1994, bringing her diverse skill set and expertise to multi-site, multi-modality operations and personnel management, physician and site credentialing, reimbursement operations, payer contracting, acquisitions, and project and asset management. Ms. Gordon has extensive operational experience with more than 40 years of broad-based experience in the field of medical imaging.

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A. Gregory Sorensen, M.D. was appointed as our Chief Science Officer and as a director in August 2023. Dr. Sorensen has served as the Chief Executive Officer of our DeepHealth, Inc. (“DeepHealth”) subsidiary of the Company that is focused on using artificial intelligence and deep learning methods to advance medical care with a special emphasis on breast cancer imaging. The Company acquired DeepHealth in June 2020. Dr. Sorensen served as the President and Chief Executive Officer of Siemens Healthcare North America from 2011 to 2015. Prior to that, he served as a Professor at Harvard Medical School and as a neuroradiologist at Massachusetts General Hospital, where he worked from 1990 to 2011. Dr. Sorensen currently serves as: the Executive Chairman of the board of directors of IMRIS, Deerfield Imaging, Inc., which is focused on the integration of imaging technologies in a neurosurgical setting; a member of the board of directors for RealmIDX, Inc., an integrated diagnostics company wholly owned by KonicaMinolta; and a member of the Supervisory Board for Fresenius Medical Care AG & Co KGaA, a provider of products and services for people with chronic kidney failure. Dr. Sorensen served as a Supervisory Board Member at Siemens Healthineers from 2018 to 2023. Dr. Sorensen holds a B.S. in biology from the California Institute of Technology, an M.S. in computer science from Brigham Young University, and an M.D. degree from Harvard Medical School. Dr. Sorensen brings broad-based expertise on the development and potential impact of new technologies, including artificial intelligence and machine learning, on imaging services and healthcare.

Laura P. Jacobs has been a member of our Audit Committee, our Nominating and Governance Committee and our Compensation Committee since 2020. Ms. Jacobs retired from her position as managing principal of GE Healthcare Partners in 2020, where she worked since 1990. Ms. Jacobs led the firm’s US healthcare management consulting business from 2015 to 2019 and was a founding principal and executive leader of its predecessor consulting firm, The Camden Group. She is currently a part-time Senior Advisor for Sg2, a consulting division of Vizient. She is a national expert on healthcare trends and their impact on providers and has been involved in healthcare management for the past 40 years, including the 30 years with GE Healthcare Partners/The Camden Group, advising healthcare providers regarding strategies, operations and financial performance improvement initiatives. Ms. Jacobs has advised physician organizations, complex health systems and other healthcare entities on strategies for growth, technology adoption and financial performance improvement. Ms. Jacobs has led strategic, financial and operational redesign of health systems, including transforming the framework for decision-making and care delivery. Ms. Jacobs has led the organizational and compensation redesign for provider organizations to achieve greater integration and aligned incentives. She is a published author and speaker regarding current trends in healthcare, payer strategies, risk-based payment models, consumer expectations, clinical integration, governance and performance optimization. She currently serves as vice-chair for Front Porch, a nonprofit organization that owns and manages retirement and affordable housing communities. Ms. Jacobs brings to our Board a wealth of experience in operating, managing and growing healthcare companies.

Lawrence L. Levitt has been a member of our Audit Committee since March 2005 and a member of our Nominating and Governance Committee since 2011. Mr. Levitt has served as Chair of our Compensation Committee since 2007. Mr. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles. Since 1987, Mr. Levitt has been the President, Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules.

Gregory E. Spurlock has been a member of our Compensation Committee and our Nominating and Governance Committee since 2021. Mr. Spurlock is currently a Senior Advisor to LLR Partners, a Philadelphia-based private equity fund with a focus on health care, and to Global Medical Response, a KKR company with over 38,000 employees that provides emergency response to the ill and injured. He retired in 2019 as President of Alliance Healthcare Services, where he directed operations for their professional, technical, and global hospital-based services, encompassing 40 centers across 19 states. Mr. Spurlock helped lead U.S. Radiosurgery, LLC, through its acquisition by Alliance HealthCare Services in 2011. As a member of the senior executive team, he led Alliance Healthcare’s transition from publicly traded to international privately-owned in 2017. Previous leadership includes work as the Director of the Tennessee Orthopaedic Alliance in Nashville and Executive Director of the Kerlan-Jobe Orthopedic Clinic in Los Angeles. Mr. Spurlock has served on a number of boards, including the CyberKnife Coalition, the Corporate Advisory Council of the American Society for Radiation Oncology, and the Board of Directors of the American Association of Orthopaedic Executives. He holds a Bachelor of Science degree from Virginia Tech. Mr. Spurlock brings extensive operational, management and industry experience to our Board.

David L. Swartz has been Chair of our Audit Committee since 2004, has been a member of our Nominating and Governance Committee since 2007, a member of our Compensation Committee since 2007 and was appointed as Lead Independent Director in 2011. Mr. Swartz is a certified public accountant (retired) with experience providing accounting and advisory services to clients. Since 2010, Mr. Swartz has owned and continues to operate his own consulting services firm. Mr. Swartz served as a member of the Board of Directors of the California State Board of Accountancy until November 2012 and previously served as its president. From 2008 to 2010, Mr. Swartz served as a partner at J.H. Cohn LLP. Between 1990 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP which was acquired by J.H. Cohn LLP in 2008. Prior to 1988, Mr. Swartz served as managing partner and was on the national Board of Directors of a 50 office international accounting firm. Mr. Swartz brings to our Board of Directors extensive public financial accounting experience and is an audit committee financial expert under the SEC rules.

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Director Skills and Demographic Information

The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director. This matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a mark does not mean that a particular director does not possess that qualification or skill. The demographic information presented below is based on voluntary self-identification by each nominee.

	Howard G. Berger, M.D.	Christine N. Gordon	Laura P. Jacobs	Lawrence L. Levitt	A. Gregory Sorensen, M.D.	Gregory E. Spurlock	David L. Swartz
Knowledge, Skills & Experience
Corporate Governance	●		●	●	●	●	●
Financial	●		●	●	●	●	●
Business Operations	●	●	●	●	●	●	●
Human Capital	●	●	●	●	●	●	●
Industry Knowledge	●	●	●	●	●	●	●
Risk Management	●		●	●	●	●	●
Diversity
Gender	Male	Female	Female	Male	Male	Male	Male
LGBTQ+	No	Yes	No	No	No	Yes	No
Race/Ethnicity	White	White	White	White	White	White	White

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COMPENSATION OF DIRECTORS

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to RadNet as well as the skill level required by the members of our Board of Directors. The Compensation Committee considers and evaluates compensation arrangements and makes recommendations to the Board of Directors, which has ultimate authority to approve such compensation. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and executive officers. Employee directors do not receive any compensation for their service as a director. In accordance with provisions contained in our stockholder-approved Equity Incentive Plan, as amended (the “Equity Incentive Plan”), the maximum total compensation that can be paid to any non-employee director in a calendar year is $500,000.

Annual Compensation for Non-Employee Directors

Based on the recommendation of the Compensation Committee’s independent compensation consultant Pearl Meyer & Partners LLC (“Pearl Meyer”) and a review of peer group data, the Compensation Committee and the Board of Directors determined that there would be no changes to non-employee director compensation for fiscal year 2023, such that all elements of non-employee director compensation were the same as in fiscal year 2022, as set forth in the table below.

Annual cash compensation retainer	$75,000
Audit Committee Chair annual cash compensation	$20,000
Compensation Committee Chair annual cash compensation	$10,000
Nominating and Governance Committee Chair annual cash compensation	$10,000
Lead Independent Director annual cash compensation	$10,000
Committee Meeting Attendance (per meeting)	$1,500
Annual equity compensation	$125,000

Based on data and advice from Pearl Meyer, in January 2024 the Compensation Committee recommended and the Board of Directors approved the following changes to non-employee director compensation effective January 1, 2024 (with all other compensation elements for the non-employee directors remaining unchanged from 2023).

Changes to Non-Employee Director Compensation	Increase in Amount	New Amount
Annual cash compensation retainer	$10,000	$85,000
Compensation Committee Chair annual cash compensation	$5,000	$15,000
Lead Independent Director cash compensation	$20,000	$30,000
Annual equity compensation	$35,000	$160,000

The table below reflects which persons received the above additional non-employee director compensation for service during fiscal 2023.

Additional Annual Retainers	Name
Lead Independent Director	David Swartz
Audit Committee Chair	David Swartz
Compensation Committee Chair	Lawrence Levitt
Nominating and Governance Committee Chair	Laura Jacobs

Equity Compensation Awarded in 2023

On June 7, 2023, each of the non-employee directors received a restricted stock award of 4,066 shares of common stock under our Equity Incentive Plan, with a grant date value of approximately $125,000 based on the grant date $30.74 per-share closing price of RadNet’s common stock. Subject to continued service, vesting of this stock grant will occur at the end of each non-employee director’s current term which coincides with the Annual Meeting.

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Nonqualified Deferred Compensation Arrangements

Non-employee directors are eligible to participate in our Deferred Compensation Plans (as defined below). None of our non-employee directors elected to defer any portion of their 2023 compensation.

Director Compensation

The table below summarizes the compensation received by our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Lawrence L. Levitt	100,000	124,989	–	224,989
Laura P. Jacobs	97,500	124,989	–	222,489
Gregory E. Spurlock	82,500	124,989	–	207,489
David L. Swartz	120,000	124,989	–	244,989

______________________

(1)	Reflects the restricted stock awards described above in “Equity Compensation” awarded in 2023. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted in 2023 computed in accordance with FASB ASC Topic 718, calculated by multiplying the number of shares subject to the award by the closing price of RadNet’s common stock on the grant date. These are not amounts actually paid to or necessarily realized by the grantee. As of December 31, 2023, each of the above non-employee directors held 4,066 shares of unvested restricted stock and no stock options.

The table below summarizes the compensation received by our directors who also served as employees (i.e. Dr. Berger, Dr. Sorensen, Ms. Gordon, Ms. Wilson) for the year ended December 31, 2023. These employee directors do not receive any additional compensation for their services as directors. Dr. Berger’s 2023 compensation is shown below in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)(1)	Total ($)
Christine N. Gordon(2)	379,519	163,510	21,952	564,981
Ruth V. Wilson(3)	13,462	–	1,024,011	1,037,473
A. Gregory Sorensen, M.D.(4)	600,000	1,188,647	16,288	1,805,935

______________________

(1)	Ms. Gordon, Ms. Wilson and Dr. Sorensen received certain of the following items of other compensation as specified in the below table: (a) an automobile allowance; (b) RadNet paid premiums for coverage under RadNet’s split dollar life insurance plans; (c) a 401(k) retirement plan match from RadNet; (d) RadNet paid premiums for group health insurance (medical, dental and vision) plans; (e) RadNet paid premiums for life insurance and long-term disability coverage under RadNet’s group life insurance plans; and (f) for Ms. Wilson, payments and benefits provided under the Wilson Agreement as described in footnote (3).

	Christine Gordon	Ruth Wilson	A. Gregory Sorensen, M.D.
Auto Allowance	$8,400	–	–
Split Dollar Life	$1,164	–	–
401(k) Matching Contribution	$3,300	$808	$3,300
Life/Disability Insurance	–	–	$481
Group Health Insurance/COBRA	$8,988	$23,203	$12,507
Wellness	$100	–	–
Severance	–	$1,000,000	–
Total	$21,952	$1,024,011	$16,288

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(2)	Ms. Gordon was an employee (but was not an executive officer) during 2023 and the amounts reported in the table reflect amounts paid to Ms. Gordon for her services as an employee. On January 3, 2023, the Company granted Ms. Gordon 8,772 shares of Company common stock and the closing price of a Company common share as reported on Nasdaq on such date was $18.64. Subject to Ms. Gordon’s continued service, these shares vest in three equal annual installments with one-third vesting on each of March 10th of 2023, 2024, and 2025. Ms. Gordon and RadNet Management, Inc., a Delaware corporation and wholly owned subsidiary of the Company, (“RMI”) are parties to an Amended and Restated Severance Agreement, dated February 24, 2022. Under this agreement, upon any termination of Ms. Gordon’s employment (other than due to her death), Ms. Gordon will receive a lump sum payment (which can be paid partly in Company shares) equal to 200% of her then current annual base salary (which currently is $400,000), with payment occurring within 60 days of termination of employment, and RMI will pay the monthly cost of Ms. Gordon’s group medical insurance under federal/California COBRA (as applicable) for up to two years after termination of employment. These post-employment payments are conditioned on Ms. Gordon providing a general release of all claims. As of December 31, 2023, Ms. Gordon held 4,386 shares of unvested restricted stock and no stock options.

(3)	Ms. Wilson decided to not stand for re-election to the Board at the Company’s Annual Meeting of Stockholders held in June 2023 and ceased to serve on the Board as of the conclusion of the 2023 Annual Meeting. Ms. Wilson was an employee (but was not an executive officer) until termination of her employment on February 3, 2023 and the amounts reported in the Fees Earned or Paid in Cash column reflect amounts paid to Ms. Wilson for her services as an employee. Ms. Wilson and RMI were parties to an Amended and Restated Severance Agreement, dated January 26, 2022 (“Wilson Agreement”). Under the Wilson Agreement, Ms. Wilson received an annual base salary of $100,000 for services as a part-time employee commencing as of January 29, 2022. Upon termination of Ms. Wilson’s employment, Ms. Wilson was entitled to receive a lump sum payment (which could be paid partly in Company shares) equal to $1,000,000 (with payment occurring within 15 days after effectiveness of a release of claims) and RMI was also obligated to pay the monthly cost of Ms. Wilson’s group medical insurance under federal COBRA for up to 18 months after January 28, 2022. These post-employment payments were conditioned on Ms. Wilson providing a general release of all claims. The amounts reported in the All Other Compensation column reflect the foregoing post-employment payments provided by the Wilson Agreement. As of the end of her service on the Board, Ms. Wilson held no shares of unvested restricted stock and no stock options.

(4)	Dr. Sorensen was appointed to the Board (and also then became a Company executive officer) on August 8, 2023. On June 1, 2020, Dr. Sorensen entered into an employment agreement (with a five year term) with RMI. This employment agreement provides for an annual base salary of $600,000 (which is still his current base salary) and, subject to approval by the Compensation Committee, an annual restricted stock grant (“Restricted Stock Award”), pursuant to the Company’s Equity Incentive Plan, with the number of granted shares determined by dividing Dr. Sorensen’s annual base salary by the grant per share value of such shares. Subject to Dr. Sorensen’s continuous service, each annual Restricted Stock Award incrementally vest by one third (1/3) on each of the first three anniversaries of the applicable Restricted Stock Award grant date. All options, warrants and any other deferred equity compensation then held by Dr. Sorensen which are unvested at the date of the Change in Control will then vest on an accelerated basis. If the Company terminates Dr. Sorensen’s employment without Cause or Dr. Sorensen resigns his employment for Good Reason, then Dr. Sorensen is eligible to receive severance in an aggregate amount equal to his annual base salary. The severance is conditioned upon Dr. Sorensen executing and not revoking a general release of claims and will be paid in substantially equal installments over a twelve month period after termination except that the severance will be made in a single lump sum payment if a Change in Control occurred during the twelve month period preceding Dr. Sorensen’s termination date. On January 3, 2023, the Company granted Dr. Sorensen 31,579 shares of Company common stock and the closing price of a Company common share as reported on Nasdaq on such date was $18.64. Subject to Dr. Sorensen’s continued service, these shares vest in three equal annual installments with one-third vesting on each of March 10th of 2023, 2024, and 2025. On June 1, 2023, the Company granted Dr. Sorensen 20,155 shares of Company common stock and the closing price of a Company common share as reported on Nasdaq on such date was $29.77. Subject to Dr. Sorensen’s continued service, these shares vest in three equal annual installments with one-third vesting on each of June 1st of 2024, 2025, and 2026. As of December 31, 2023, Dr. Sorensen held 62,936 shares of unvested restricted stock and stock options to acquire 62,964 shares.

The following definitions are contained in Dr. Sorensen’s employment agreement and are summarized below.

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Adverse Change in Duties: means an action or series of actions taken by RMI, without Dr. Sorensen’s prior written consent, which results in the below:

•	A change in Dr. Sorensen’s reporting structure, titles, job duties or job functions which results in a material diminution of his status, control, authority or level of responsibility;

•	The assignment to Dr. Sorensen of any positions, duties or responsibilities which are materially inconsistent with Dr. Sorensen’s positions, duties and responsibilities or status with RMI;

•	A requirement by RMI that Dr. Sorensen be based or perform his duties anywhere other than (i) where they are currently performed (or within a 25 mile radius of that location), or (ii) at RMI’s corporate office location on the date of the employment agreement; or

•	A reduction by RMI in Dr. Sorensen’s base salary.

Change in Control: has the meaning provided to such term in the Company’s Equity Incentive Plan and it is presently defined as the occurrence of any of the following.

•	any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the common stock in substantially the same proportions as immediately before such transaction);

•	the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

•	the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934);

•	the dissolution or liquidation of the Company; or

•	a contested election of directors, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board.

Cause:

•	Dr. Sorensen’s conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his duties hereunder or moral turpitude;

•	the willful and continued failure of Dr. Sorensen for a total of 10 days (which need not be consecutive days) to substantially perform his duties with the Company (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from the Company is delivered to Dr. Sorensen, which demand specifically identifies the manner in which it is claimed Dr. Sorensen has not substantially performed his duties, or

•	Dr. Sorensen has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RMI.

Disability: shall mean that for a period of at least 120 days during any twelve consecutive month period on account of a mental or physical condition, Dr. Sorensen is unable to perform the essential functions of his job for RMI, with or without reasonable accommodation. The determination of Dr. Sorensen’s Disability shall be made (a) by a medical physician selected or agreed to by RMI or (b) upon mutual agreement of RMI and Dr. Sorensen or his personal representative.

Good Reason: means that Dr. Sorensen voluntarily terminates his employment due to either (i) a material default by RMI in the performance of any of its obligations under the employment agreement, or (ii) an Adverse Change in Duties (as defined above), which default or Adverse Change in Duties remains unremedied by RMI for a period of thirty days following its receipt of written notice thereof from Dr. Sorensen (which notice must be provided to the Company within 45 days of the initial existence of the applicable event and which reasonably describes the facts claimed by Dr. Sorensen to constitute the default or Adverse Change in Duties) (the reasons described in items (i) and (ii) of this paragraph being referred to herein as "Good Reason") and such Good Reason termination is consummated by Dr. Sorensen within 30 business days after the expiration of the Company's 30 day remedy period.

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EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2024, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Howard G. Berger, M.D.	79	President, Chief Executive Officer and Chairman of the Board	1992
Stephen M. Forthuber	63	President and Chief Operating Officer - Eastern Operations	2006
Norman R. Hames	68	President and Chief Operating Officer- Western Operations	1996
Mark D. Stolper	52	Executive Vice President and Chief Financial Officer	2004
Mital Patel	38	Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer	2016
Michael M. Murdock	69	Executive Vice President, Mergers and Acquisitions	2007
David J. Katz	60	Executive Vice President, Chief Legal Officer and Corporate Secretary	2020
Ranjan Jayanathan	68	Executive Vice President, Chief Information Officer	2021
A. Gregory Sorensen, M.D.	62	Executive Vice President, Chief Science Officer	2023

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Stephen M. Forthuber has served as an executive officer of RadNet since our acquisition of Radiologix, Inc. in 2006 and currently serves as our President and Chief Operating Officer-Eastern Operations. He joined Radiologix in January 2000, serving as Regional Director of Operations, Northeast, Regional Vice President of Operations, Northeast, Senior Vice President and Chief Development Officer, and ultimately Chief Operating Officer of Radiologix at the time of the sale to RadNet. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber received a B.A. in Business Administration from the College of William and Mary in Virginia.

Norman R. Hames has served as an executive officer of RadNet since 1996 and currently serves as our President and Chief Operating Officer-Western Operations. Mr. Hames served on RadNet’s Board of Directors from 2000 until his resignation in 2019. Applying his more than 30 years of experience in the industry, Mr. Hames oversees all aspects of our California and Arizona facility operations. Prior to joining RadNet, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc., which owned and operated 14 multi modality imaging facilities throughout Southern California prior to its sale to RadNet. Mr. Hames gained his initial experience in operating imaging centers for American Medical international, or AMI, and was responsible for the development of AMl’s single and multi-modality imaging centers.

Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since July 2004 and prior to that was an independent member of our Board of Directors. Prior to joining RadNet, Mr. Stolper had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings, and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper has been a member of the board of directors of Surgalign Holdings, Inc. (NASDAQ: SRGA) since March 2017 and Coherus BioSciences, Inc. (NASDAQ: CHRS) since January 2021. He was a member of the board of directors and audit committee for On Track Innovations, Ltd. (NASDAQ: OTIV) from December 2012 until December 2016. He was also previously a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. (NYSE: MDF) from April 2010 until its sale in December 2012, was a member of the board of directors for a privately held entertainment company providing discount ticketing services and branded event merchandising and was Chairman of the board for a private telemedicine and eHealth provider. Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles.

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Mital Patel has served as our Executive Vice President of Financial Planning and Analysis since 2016 and Chief Administrative Officer since 2021. Mr. Patel directs national budgets and finance, provides counsel regarding corporate acquisitions, and identifies opportunities for the company to deliver cost-effective medical services. His background, experience and insight provide a critical and effective connection between our business units and management team. Mr. Patel began his career at RadNet in 2010. Prior to that time, Mr. Patel served as part of the management team at Truxtun Radiology before its acquisition by RadNet. Mr. Patel earned a B.A. degree in Business Administration, with a concentration Management and Marketing, from California State University in Bakersfield.

Michael Murdock has served as our Executive Vice President, Mergers and Acquisitions since 2021. Michael Murdock joined RadNet in November of 2006 upon the acquisition of Radiologix by RadNet. Mr. Murdock was Senior Vice President and Chief Financial Officer of Radiologix since January 2005. Mr. Murdock has spent the majority of his career in senior financial positions with health care companies, including positions with American Medical International and its successor American Medical Holdings, Inc., a $2.4 billion in revenue publicly traded owner and operator of acute care facilities that was acquired by National Medical Enterprises, now Tenet Healthcare. Mr. Murdock also served as Chief Financial Officer of Physician Reliance Network, Inc., a $398 million in revenue publicly traded physician practice management company, specializing in oncology. In 1999, PRN merged with American Oncology, Inc. to become U.S. Oncology, Inc., the nation’s largest healthcare network dedicated to cancer treatment and research. From 1999 through 2004, Mr. Murdock served as CFO of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado, and Utah. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

David J. Katz has served as our Executive Vice President and Chief Legal Officer since March 2020. Mr. Katz has served as our Corporate Secretary since April 2021. Mr. Katz joined RadNet from the international law firm Perkins Coie LLP, where he was a partner for 20 years. Mr. Katz was in private practice for 30 years before joining RadNet. Mr. Katz is responsible for overseeing all of RadNet’s legal matters including, without limitation, mergers, acquisitions, securities and joint ventures. Mr. Katz has also served as a Los Angeles County Sheriff Reserve Deputy since 1990, and is a two-time Medal of Valor recipient from the Los Angeles County Sheriff’s Department.

Ranjan Jayanathan currently serves as our Executive Vice President and Chief Information Officer, and also serves as General Manager of eRAD, the Company’s information technology division. Mr. Jayanathan joined RadNet in 2010 from Voyant Health, where he was the General Manager of American operations. Prior to Voyant, he was a member of the executive management team of Dynamic Imaging. During his nine year tenure at Dynamic Imaging, Mr. Jayanathan managed sales, client services, and solutions architecture. He assisted with Dynamic Imaging’s sale to General Electric in 2007 and its integration into GE’s operations. Prior to Dynamic Imaging, he held various Chief Information Officer and Research and Development positions at Advanced Radiology, Reynolds and Reynolds, and National Medical Computer Services. Mr. Jayanathan earned a degree in electrical engineering from the Massachusetts Institute of Technology.

Our executive officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors. There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(t) of Regulation S-K.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based and the compensation paid to our fiscal year 2023 named executive officers (who consist of our principal executive officer, principal financial officer and our next three most highly compensated executive officers in fiscal year 2023 and such persons are referred to as our “Named Executive Officers”):

Howard G. Berger, M.D. - President and Chief Executive Officer (our principal executive officer)

Mark D. Stolper- Executive Vice President and Chief Financial Officer (our principal financial officer)

Stephen M. Forthuber - President and Chief Operating Officer - Eastern Operations

Norman R. Hames - President and Chief Operating Officer - Western Operations

Mital Patel - Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer

Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives. We actively seek to align the interests of our Named Executive Officers with the creation of stockholder value through our equity compensation program. We believe the compensation paid to our Named Executive Officers for the year ended December 31, 2023 appropriately reflects and rewards their contribution to our performance.

Our 2022 revenue of $1.43 billion was a 7.8% increase over 2021 and income from operations was $46.4 million. In addition, in 2022, through the efforts of our executive management team, we continued to invest and position the Company for future growth, adding a net of 10 new radiology centers.

For 2023, we finished the year with revenue of $1.62 billion an increase of 13.1% over 2022. Income from operations increased by 112.7% to $98.7 million. In addition, the Company took a number of steps to position itself for future growth, including completion of a secondary public offering raising net proceeds of $245.8 million and continuing its investment in AI technologies and product development.

Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation Committee:

•	Our Management Team is Integral to our Success. At the core of our compensation philosophy is the guiding belief that our management team is an integral component to RadNet’s continued success. Equity compensation and cash bonuses are generally determined near the end of the calendar year and are paid at the beginning of the fiscal year with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

•	Compensation Decisions Should Promote the Interests of Stockholders. Compensation should create incentives for management to achieve strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation Committee believes that performance-based equity incentive awards, stock option and/or restricted stock awards (or restricted stock units (“RSUs”)) create long-term incentives that align the interests of management with the long-term interests of stockholders.

•	Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy: (a) total compensation is higher for individuals with greater responsibility and greater ability to influence RadNet’s achievement of targeted results and strategic initiatives; and (b) equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

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•	Internal Pay Equity. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but the Compensation Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our Named Executive Officers, and reviews compensation levels to ensure that appropriate pay equity exists.

•	Compensation Should be Reasonable and Responsible. It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels and the Compensation Committee periodically reviews market information from external sources or advisors to determine appropriate levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

•	Compensation Disclosures Should be Clear and Complete. The Compensation Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how much our Names Executive Officers are paid.

Board and Committee Process

The Role of the Compensation Committee

Our Board of Directors has delegated to the Compensation Committee the authority to approve all compensation and awards to Named Executive Officers. With respect to equity compensation awarded to the Named Executive Officers and others, the Compensation Committee acts as the administrator under the Equity Incentive Plan, and has the authority under that plan to grant equity compensation awards, including restricted stock, RSUs and stock options.

Our Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with its compensation consultant and, as applicable, executive management, including our Chief Executive Officer. The Compensation Committee meets in executive session each year to: (a) evaluate the performance of the Named Executive Officers, (b) set the annual compensation of the Named Executive Officers, and (c) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

The Compensation Committee has ultimate authority, including delegated authority over all aspects of Named Executive Officer compensation, including the base salary for each Named Executive Officer and the overall compensation of the Chief Executive Officer.

The Role of Management in the Compensation-Setting Process

Management’s role in the compensation-setting process, includes the following:

•	establishing the operating budget approved by the Board of Directors, which forms the basis for evaluating corporate achievements and the achievements of the divisions our Named Executive Officers manage that are taken into consideration when evaluating compensation levels for Named Executive Officers;

•	making recommendations to the Compensation Committee on salary levels and performance-based equity incentive awards, stock option and restricted stock awards (or RSUs); and

•	allocating the amount of cash bonus, restricted stock (or RSUs) and stock option amounts to be awarded to our Named Executive Officers.

Management also prepares information for Compensation Committee meetings. Our Chief Executive Officer (or other executive officers) also participate in committee meetings at the request of the Compensation Committee to provide, among other things:

•	background information regarding RadNet’s strategic objectives; and

•	his evaluation of the performance of the other Named Executive Officers, including accomplishments, and areas of strength and weakness.

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The Role of the Compensation Consultant

Under its charter, the Compensation Committee is granted the authority to retain outside advisors and compensation consultants. The Compensation Committee has retained Pearl Meyer to serve as its independent outside compensation consultant and provide compensation analysis and advice since 2016. Pearl Meyer provides the following services with respect to compensation determinations:

•	Executive compensation benchmarking and framework;

•	Assessment of market trends of non-employee director compensation;

•	Review of market compensation practices and trends;

•	Annual incentive plan and equity award design;

•	Advice on merit increases, target bonuses and equity award levels;

•	Assessment of employment and Change in Control agreement provisions; and

•	Legislative and regulatory updates.

Pearl Meyer attends certain Compensation Committee meetings in person or by telephone, including executive sessions as requested, and consults with the Compensation Committee Chair. Pearl Meyer also reviewed and commented on this executive compensation disclosure and the Named Executive Officer and director compensation tables contained in this Proxy Statement.

As part of the selection and retention process, the Compensation Committee analyzes the independence of Pearl Meyer under SEC and Nasdaq Rules. Pearl Meyer reports directly to the Compensation Committee and performs no other work for RadNet besides rendering compensation consulting services.

In accordance with its charter, the Compensation Committee analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (a) the provision of other services to RadNet by Pearl Meyer; (b) the amount of fees from RadNet paid to Pearl Meyer as a percentage of the firm’s total revenue; (c) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (d) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by the firm with an executive officer of RadNet; (e) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (f) any stock of RadNet owned by Pearl Meyer or the individual compensation advisors employed by the firm. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to RadNet has not created a conflict of interest.

The Role of Peer Companies and Benchmarking

The Compensation Committee reviews a peer group of companies (“Peer Group”) recommended by Pearl Meyer in order to assess the competitiveness of our executive officer compensation level and structure. The composition of the Peer Group is reviewed periodically. In December 2022, with input from Pearl Meyer, the Compensation Committee determined to keep the Peer Group for 2023 the same as what was utilized in 2022, as reflected in the following list:

Acadia Healthcare Company, Inc.	AdaptHealth Corp	Addus HomeCare Corporation
Apria, Inc.	Aveanna Healthcare Holdings Inc.	Cano Health, Inc.
Fulgent Genetics, Inc.	Hanger, Inc.	InnovAge Holding Corp.
LHC Group, Inc.	ModivCare Inc.	Pediatrix Medical Group, Inc.
Surgery Partners, Inc.	The Ensign Group, Inc.

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The following selection criteria was established to identify companies for inclusion in the Peer Group:

•	U.S. publicly traded companies with annual revenue approximately one-third to twice RadNet’s annual revenue; and

•	primary operations in the healthcare facility and services industry.

Elements of Executive Compensation

Base Salary

We seek to establish a base salary compensation level that appropriately recognizes each Named Executive Officer’s achievements and contributions. Base salary also provides executives with a secure level of income that is not at risk, and our Compensation Committee believes that this gives our Named Executive Officers the ability to focus on the longer term and avoid the urgency that could otherwise encourage a Named Executive Officer to take unnecessary risks. In determining base salaries, our Compensation Committee considers the Named Executive Officer’s qualifications and experience, scope of responsibilities and future potential, the executive’s ability to influence RadNet’s achievements of targeted results and strategic initiatives, the goals and objectives established for the Named Executive Officer, the Named Executive Officer’s past performance, the general pay practices at other companies in our Peer Group, internal pay equity and the tax deductibility of base salary.

Discretionary Cash Bonuses

In recent years, the Compensation Committee has elected to supplement base salary and equity-based compensation with discretionary cash bonus awards generally paid in the beginning of the fiscal year. These discretionary cash bonuses are awarded with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

Equity Based Compensation

We believe that equity compensation is the most effective means of aligning the interests of our officers and other key management personnel with gains realized by our stockholders. The Compensation Committee uses equity awards, including performance-based equity incentive awards, restricted stock, RSUs and stock options, as a long-term incentive vehicle because:

•	performance-based equity incentive awards align the interests of executives with those of our stockholders while encouraging objective strategic goals established by the Compensation Committee;

•	restricted stock, RSUs and/or stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders; and

•	the vesting period encourages executive retention and the creation of stockholder value.

We use a mix of performance-based equity awards, restricted stock, RSUs and/or stock options for equity compensation grants to the Named Executive Officers. In determining the maximum number of performance-based equity awards shares of restricted stock, RSUs and stock options to be granted to Named Executive Officers, the Compensation Committee considers the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance, the value of the equity awards in relation to other elements of total compensation, internal pay equity and market competitiveness. While there is no formal policy about the timing and frequency of equity compensation awards, the Compensation Committee has historically issued annual equity grants to the named executive officers during the first two weeks of January. The Chief Executive Officer considers similar factors when allocating the number of shares of performance-based equity awards, restricted stock, RSUs and stock options to be granted to the senior executive officers, within the limitations set by the Compensation Committee.

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Our Equity Incentive Plan was most recently approved by our stockholders at our annual stockholders meeting on June 7, 2023. Unless terminated earlier, the Equity Incentive Plan will terminate on April 26, 2033. The Equity Incentive Plan permits the discretionary award of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, and RSUs. Directors, officers, employees and consultants of RadNet and certain of our affiliated companies are eligible to receive awards under the Equity Incentive Plan. Certain other key features of the Equity Incentive Plan are summarized as follows:

•	Up to a maximum aggregate of 20,100,000 common shares may be issued under the Equity Incentive Plan. As of December 31, 2023, 4,069,349 common shares were available for potential future issuance.

•	The aggregate value of compensation, including awards granted to any individual non-employee director during any calendar year, may not exceed $500,000.

•	The Equity Incentive Plan will generally be administered by a committee comprised solely of independent members of the Board, such as the Compensation Committee (the “Plan Administrator”). The Board or Plan Administrator may designate a Company officer to make awards (within parameters established by the Board) to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act or are not Code Section 162(m) Covered Employees.

•	The Plan Administrator has the discretion to determine (a) who shall receive any Plan awards, and (b) the terms and conditions of such awards.

•	Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant.

•	Stock options and stock appreciation rights may not be repriced or exchanged without stockholder approval. The maximum exercisable term of stock options and stock appreciation rights may not exceed ten years.

•	Awards are subject to recoupment of compensation policies (referred to as clawback policies) which have been adopted (including without limitation, the Company’s Policy on Recovery of Erroneously Awarded Compensation as adopted by the Board on November 8, 2023 and as may be amended from time to time by the Company) or which may be adopted by the Company in the future.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for our Named Executive Officers’ coverages under our health and life insurance plans and all of our Named Executive Officers are provided either an automobile allowance, the use of a Company-provided automobile or Company reimbursement for certain automobile expenses. We also maintain a Split Dollar Life Insurance Plan pursuant to which we have corporate owned life insurance (“COLI”) policies on our key management employees including our Named Executive Officers. These COLI policies would, upon the insured’s death, pay death benefits proceeds to the insured’s beneficiaries while RadNet would then receive any excess death benefit proceeds along with any remaining cash surrender value of the COLI policy. Each Named Executive Officer has executed a participation agreement with RadNet under the Split Dollar Life Insurance Plan, which agreement specifies the amount of death benefit proceeds and the beneficiaries of this life insurance arrangement. Additionally, we have historically provided matching 40l(k) contributions for our employee participants, which we suspended in 2020 but commenced providing again in 2021 and continued to provide in 2023.

Change in Control and Severance Arrangements

As described in the “Employment Agreements” section below, as an inducement to attract and retain qualified executive officers, certain benefits are provided if the Named Executive Officer’s employment is terminated under certain circumstances. None of our Named Executive Officers are eligible for gross-up payments to cover excise taxes in connection with a change in control transaction. There is full acceleration of time-based vesting for all then-unvested shares underlying equity compensation awards issued under the Equity Incentive Plan and the Deferred Compensation Plans upon termination of a participant’s service due to his/her death or disability. Such accelerated vesting is also provided to the Named Executive Officers upon a change in control or upon a qualifying involuntary termination of employment.

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Nonqualified Deferred Compensation Arrangements

We maintain a Nonqualified Deferred Compensation Plan (the “NDC Plan”) and a RadNet Deferred Compensation Plan (2016) (the “Excess Plan” and together with the NDC Plan, the “Deferred Compensation Plans”) which are administered by the Compensation Committee. The NDC Plan is used for the deferral of equity compensation and the Excess Plan is used for the deferral of cash compensation. The Named Executive Officers, the members of the Board of Directors, and other executives or highly compensated employees of RadNet or designated affiliated entities (collectively, “participants”) who are selected by the Compensation Committee are eligible to participate in the Deferred Compensation Plans. Participants have the opportunity to voluntarily elect to defer the timing of payment of base salary, incentive compensation and/or stock awards. The Compensation Committee determines which forms of compensation are eligible for deferral and can prescribe limits on the amount of deferrals. It may also, in its discretion, credit a participant’s account with a contribution amount from RadNet.

Cash-based deferrals may also accrue notional investment returns based on the performance of one or more measurement funds selected by RadNet and in which the participant may elect to have portions of his/her cash account hypothetically invested. RadNet stock grant deferrals will be settled on a one-for-one basis with RadNet common shares (or their cash equivalent). The Deferred Compensation Plans are not funded; payments are made out of RadNet’s general assets and participants are unsecured general creditors of RadNet with respect to deferred amounts. However, as expressly permitted under the Deferred Compensation Plans and applicable tax laws, RadNet has established a “rabbi trust” to provide a source of funds for meeting its financial obligations under the Deferred Compensation Plans.

Participants generally must submit their elections to defer compensation before the calendar year in which compensation is earned (except that participants can make a deferral election within 30 days of their initial eligibility to participate in the Deferred Compensation Plans). Settlement of deferred amounts will be affected in accordance with the Deferred Compensation Plans and the applicable deferral election and generally will be paid in either a lump sum or a series of annual installments after the applicable distribution date. Deferred compensation amounts can be paid out on an accelerated basis under certain circumstances including a change in control of RadNet. The aggregate amount that could potentially be paid out under the Deferred Compensation Plans is presently indeterminable and will depend on the amounts and types of deferrals along with the performance of the hypothetical investments and RadNet stock value.

The Deferred Compensation Plans are each intended to be a “top-hat” plan and are governed by the laws of the state of Delaware except to the extent preempted by The Employee Retirement Income Security Act of 1974. It is intended that the Deferred Compensation Plans and any payments thereunder comply with Internal Revenue Code (“Code”) Section 409A, which governs the federal income taxation of nonqualified deferred compensation. The Deferred Compensation Plans will remain in effect until terminated by RadNet, but deferred amounts may still, in certain circumstances, remain outstanding in accordance with the applicable deferral elections after termination.

Policy Prohibiting Hedging and Pledging

Our insider trading policy prohibits employees, advisors, officers, directors and consultants of the Company, members of their immediate families, and corporations, partnerships or similar entities which such persons influence or control (collectively, “Covered Persons”) from entering into hedging or derivative transactions, including purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Our Chief Legal Officer, who serves as chief compliance officer under the policy, has the authority to grant exceptions to the prohibition against pledges where a Covered Person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Fiscal Year 2023 Compensation Determinations

In December 2022, Pearl Meyer provided the Compensation Committee with a compensation benchmarking report on the Company’s Peer Group (which Peer Group was unchanged from the one used above for 2022 compensation determinations). Based in part on this report and also on advice from Pearl Meyer, the Compensation Committee elected to (a) not modify base salaries for the Named Executive Officers so that salaries remain unchanged from 2022 and (b) make other compensation decisions set forth below for 2023.

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On January 3, 2023, in order to retain and further motivate the Named Executive Officers and align their interests with Company stockholder interests, the Compensation Committee determined to provide the Named Executive Officers with the cash bonuses which were paid in January 2023 in the amount of $2,000,000, $287,500, $325,000, $325,000, and $287,500 for Messrs. Berger, Stolper, Hames, Forthuber and Patel, respectively. The bonuses paid to the Named Executive Officers (other than the Chief Executive Officer) were equal to 50% of 2022 base salaries. Dr. Berger’s cash bonus amount was paid by BRMG.

The Compensation Committee also then determined to provide the Named Executive Officers with (a) grants of stock units (for those Named Executive Officers deferring receipt of the underlying shares) or restricted shares (either “RSG Shares”) with a grant date value approximately equal to 50% of the 2022 base salaries for the Named Executive Officers, and (b) grants of stock options (“Options”) with a grant date value approximately equal to the Black Scholes option pricing value of 50% of 2022 base salaries. The table below reflects these awards.

	Grant Date Value of each of RSGs and of Option Award	Number of RSG Shares(1)	Number of Option Shares(2)
Howard Berger	$1,000,000	53,648	103,969
Mark Stolper	$287,500	15,423	29,891
Norman Hames	$325,000	17,435	33,789
Stephen Forthuber	$325,000	17,435	33,789
Mital Patel	$287,500	15,423	29,891
Total	$2,225,000	134,787	231,329

______________________

(1)	The number of RSG Shares is equal to the whole number (rounded down to the nearest integer) that is the quotient of the grant dollar value shown above divided by the closing price of a Company common share as reported on Nasdaq for January 3, 2023 which was $18.64.

(2)	The number of Option shares is equal to the whole number (rounded down to the nearest integer) utilizing the Black-Scholes option pricing model for the grant dollar value shown above and applying the closing price of a Company common share as reported on Nasdaq for January 3, 2023 which was $18.64. The per share exercise price for the Options is also $18.64.

Subject to the Named Executive Officer’s continued service, the RSG Shares vest in two equal annual installments with one-half vesting on March 10, 2023 and one-half vesting on March 10, 2024. Subject to the Named Executive Officer’s continued service, the Option shares vest in three equal annual installments with one-third vesting on each of March 10, 2023, March 10, 2024 and March 10, 2025, respectively.

Additionally, on January 3, 2023, the Compensation Committee approved the award to each Named Executive Officer of performance-based options (“PSOs”) and performance-based restricted stock units (“PSUs”). The performance vesting conditions are based on attainment of Company Adjusted earnings before Interest, Taxes, Depreciation, and Amortization (“AEBITDA”) goals established (and adjusted as needed) by the Compensation Committee for calendar year 2023. The Compensation Committee has determined that AEBITDA is the financial performance measure that, in the Compensation Committee’s assessment, represents the most important performance measure used by the Company to link compensation actually paid to the Named Executive Officers to Company performance. The maximum number of shares subject to these PSOs have an aggregate grant date value approximately equal to the Black-Scholes option value of approximately 50% of the 2022 base salaries. The target number of shares subject to these PSUs have an aggregate grant date value approximately equal to 25% of the 2022 base salaries. The maximum number of PSUs that can vest is equal to 200% of the target number. The closing price of a common share on the grant date of January 3, 2023 was $18.64. The portion of the PSOs and PSUs that satisfy the EBITDA performance vesting conditions will also be subject to continued service vesting conditions. 50% of those PSUs will incrementally vest on each of March 10th of 2025 and 2026. One-third of those PSOs will incrementally vest on each of March 10th of 2025, 2026 and 2027. The PSOs have a per share exercise price of $18.64.

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The 2023 target AEBITDA was established at $214,874,252 which was higher than both the approximately $201.9 million AEBITDA target established for the PSOs/PSUs granted in 2022 and the actual 2022 achieved AEBITDA of approximately $192.5 million. The ratio of actual AEBITDA divided by target AEBITDA determines the amount of PSOs/PSUs that become vested as shown in the table below.

FY 2023 AEBITDA Achieved vs. Target	Shares Performance Vested As % of Maximum PSO Shares	Shares Performance Vested As % of Target PSU Shares
Less than or equal to 92.5%	0%	0%
93.0%	5%	10%
94.0%	15%	30%
95.0%	25%	50%
96.0%	30%	60%
97.0%	35%	70%
98.0%	40%	80%
99.0%	45%	90%
100.0%	50%	100%
101.0%	55%	110%
102.0%	60%	120%
103.0%	65%	130%
104.0%	70%	140%
105.0%	75%	150%
106.0%	85%	170%
107.0%	95%	190%
Greater than or equal to 107.5%	100%	200%

On March 1, 2024, based on 2023 financial data provided by Company management showing that actual AEBITDA was $237,324,127, the Compensation Committee determined that a 110.4% performance level of AEBITDA performance was attained for 2023 and therefore that 100% of the PSOs became performance-based vested and 200% of the PSUs became performance-based vested. No portion of the PSOs/PSUs were forfeited as a result of the performance vesting conditions. The tables below summarize these 2023 performance-based awards and the far right column in each table shows how many shares underlying the 2023 performance-based awards remain outstanding and eligible to become vested if/when the time-based service vesting conditions are attained.

Name	Grant Date	Threshold PSUs (#)	Target PSUs (#)	Maximum PSUs (#)	Performance Period	Actual Date Performance Achievement was Determined	Number of Performance Vested PSUs (#)
Howard Berger	1/3/23	2,012	20,118	40,236	1/1/23 to 12/31/23	3/1/24	40,236
Mark Stolper(1)	1/3/23	771	7,711	15,422	1/1/23 to 12/31/23	3/1/24	15,422
Norman Hames	1/3/23	872	8,717	17,434	1/1/23 to 12/31/23	3/1/24	17,434
Stephen Forthuber	1/3/23	872	8,717	17,434	1/1/23 to 12/31/23	3/1/24	17,434
Mital Patel	1/3/23	771	7,711	15,422	1/1/23 to 12/31/23	3/1/24	15,422
Total		5,298	52,974	105,948			105,948

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Name	Grant Date	Threshold PSOs (#)	Target PSOs (#)	Maximum PSOs (#)	Performance Period	Actual Date Performance Achievement was Determined	Number of Performance Vested PSOs (#)
Howard Berger	1/3/23	3,899	38,898	77,976	1/1/23 to 12/31/23	3/1/24	77,976
Mark Stolper(1)	1/3/23	1,495	14,946	29,891	1/1/23 to 12/31/23	3/1/24	29,891
Norman Hames	1/3/23	1,690	16,895	33,789	1/1/23 to 12/31/23	3/1/24	33,789
Stephen Forthuber	1/3/23	1,690	16,895	33,789	1/1/23 to 12/31/23	3/1/24	33,789
Mital Patel	1/3/23	1,495	14,946	29,891	1/1/23 to 12/31/23	3/1/24	29,891
Total		10,269	102,580	205,336			205,336

______________________

(1)	Reflects amounts before transfer of a portion of the award to Mr. Stolper’s former spouse pursuant to a domestic relations order.

Stockholder Advisory Votes on Executive Compensation

In June 2022, over 95% of the stockholder votes (excluding abstained and broker non-votes) were cast “FOR” the stockholder advisory vote regarding our Named Executive Officers’ compensation. In June 2023, approximately 88% of the stockholder votes (excluding abstained and broker non-votes) were cast “FOR” the stockholder advisory vote regarding our Named Executive Officers’ compensation. The Compensation Committee carefully considered these results and a variety of other information, including the most recent competitive market assessment of pay, in determining compensation structure and amounts for each of 2023 and 2024, respectively.

Fiscal Year 2024 Compensation Determinations

In November 2023, Pearl Meyer provided the Compensation Committee with a compensation benchmarking report on the Company’s Peer Group along with a recommended new Peer Group for fiscal year 2024 after review of U.S. publicly traded companies with annual revenue, EBITDA, Net Income, market capitalization, and enterprise value approximately one-third to twice RadNet’s annual revenue whose primary operations are in the healthcare facility and services industry. The Compensation Committee approved the proposed new Peer Group which consists of the following companies:

Acadia Healthcare Company, Inc.	AdaptHealth Corp	Addus HomeCare Corporation
Amedisys, Inc.	Astrana Health, Inc.	Aveanna Healthcare Holdings Inc.
InnovAge Holding Corp.	ModivCare Inc.	Option Care Health, Inc.
Pediatrix Medical Group, Inc. (fka MEDNAX, Inc.).	Select Medical Holdings Corporation	Surgery Partners, Inc.
The Ensign Group, Inc.	U.S. Physical Therapy, Inc.

Based in part on this report, and after considering each executive’s contribution to the Company’s growth and record AEBITDA performance, the Compensation Committee elected to (a) modify base salaries for the Named Executive Officers as shown in the below table and (b) make certain other compensation decisions set forth below for 2024.

	Increase in Base Salary	Base Salary as of January 1, 2024
Howard Berger	$1,500,000	$3,000,000
Mark Stolper	$125,000	$700,000
Norman Hames	$150,000	$800,000
Stephen Forthuber	$150,000	$800,000
Mital Patel	$175,000	$750,000

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The increases in base salary are reflective of the continuing superior Company performance especially evident in the fiscal year 2023 financial results. In the case of the Chief Executive Officer, the increase in base salary was in part to compensate him for the many years in which he received no equity compensation and in which his total compensation was below the median of chief executive officers in our peer group.

On January 9, 2024, in order to retain and further motivate the Named Executive Officers and align their interests with Company stockholder interests, the Compensation Committee determined to provide the Named Executive Officers with the cash bonuses which were paid in January 2024 in the amount of $4,000,000, $575,000, $650,000, $650,000, and $575,000 for Messrs. Berger, Stolper, Hames, Forthuber and Patel, respectively. The bonuses paid to the Named Executive Officers (other than the Chief Executive Officer) were equal to 100% of 2023 base salaries. Dr. Berger’s cash bonus amount was paid by BRMG. In addition, the Compensation Committee determined to eliminate the portion of long-term incentives previously granted in stock options, PSOs and PSUs after a careful review of which equity vehicle would best motivate executives to achieve the strategic plan and encourage a rapid and effective response given the Company’s opportunities for growth. The Compensation Committee determined to provide the Named Executive Officers with grants of stock units (for those Named Executive Officers deferring receipt of the underlying shares) or restricted shares (for those Named Executive Officers who are not deferring receipt of the underlying shares) (either “RSG Shares”) with a grant date value approximately equal to 100% of the 2023 base salaries for the Named Executive Officers (other than for the Chief Executive Officer). These amounts compare to the 2023 equity award values for the Named Executive Officers (other than for the Chief Executive Officer) of 175% of salary as outlined above. Moreover, the grant date values of the 2024 equity compensation awards to each Named Executive Officer is materially lower than the grant date values of their 2023 equity compensation awards. The table below reflects the 2024 awards.

	Grant Date Value of RSGs	Number of RSG Shares(1)
Howard Berger	$2,000,000	55,494
Mark Stolper	$575,000	15,954
Norman Hames	$650,000	18,036
Stephen Forthuber	$650,000	18,036
Mital Patel	$575,000	15,954
Total	$4,450,000	123,474

______________________

(1)	The number of RSG Shares is equal to the whole number (rounded to the nearest integer) that is the quotient of the grant dollar value shown above divided by the closing price of a Company common share as reported on Nasdaq for January 9, 2024 which was $36.04. Subject to the Named Executive Officer’s continued service, the RSG Shares vest in three equal annual installments with one-third vesting on each of March 10, 2024, March 10, 2025 and March 10, 2026.

Taxes, Risks and other Considerations

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in our best interest and the best interest of our stockholders. Thus, executive compensation arrangements may not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.

Risk Considerations in Our Compensation Programs

Our Compensation Committee reviews the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. The Compensation Committee believes our compensation programs strike a balance between providing secure compensation (base salaries) as well as appropriate short- and long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

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Stock Ownership

We structure our pay to consist of primarily fixed compensation with base salary in cash, bonuses and non-cash long-term incentive programs. Although we do not have requirements or guidelines specifying amounts of ownership of RadNet common stock for our Named Executive Officers, we do promote and encourage the aligning of their interests with those of our stockholders by providing them with significant equity awards.

Recoupment of Erroneously Awarded Compensation Policy

In November 2023, our Board of Directors adopted a Policy on Recovery of Erroneously Awarded Compensation or “Clawback Policy” that is intended to deter both financial/accounting irregularities with respect to RadNet’s financial statements and also misconduct by senior executives. The Clawback Policy is intended to comply with the listing rules of the Nasdaq Stock Market LLC and SEC Exchange Act Rule 10D-1. The Clawback Policy is generally administered by the Compensation Committee although the Board of Directors may administer the policy or designate another committee to serve in such role, and may also act in conjunction with the Audit Committee. The policy applies to RadNet’s officers and other designated key employees (collectively, “Senior Executives”).

Under the Clawback Policy, if RadNet is required to restate any financial statements (other than due to a change in accounting policy), then the Compensation Committee (or other designated committee) can take certain actions to recoup performance-based compensation from the Senior Executives that exceeded the amount that would have been paid under the restated financial results, including the cancellation of equity compensation awards. Performance-based compensation that was paid, vested or earned in the three most recent completed fiscal years prior to (a) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement or (b) the date a court, regulator or other legally authorized body directs the Company to prepare an accounting restatement, in each case regardless of if or when the restated financial statements are filed is generally subject to recoupment. A Senior Executive that is determined to have committed “Misconduct” (as defined under the Clawback Policy) is subject to additional measures including recoupment or cancellation or reimbursement of incentive compensation, adjustment of future compensation, and/or disciplinary actions including termination of employment.

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COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included above and unanimously recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the Compensation Committee:

Lawrence L. Levitt, Chair

Laura P. Jacobs

Gregory E. Spurlock

David L. Swartz

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Lawrence L. Levitt, Laura P. Jacobs, Gregory E. Spurlock, and David L. Swartz. None of our executive officers serve or have served on the board of directors or compensation committee of another company that also has an executive officer that serves on our board of directors or our Compensation Committee.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table, footnotes and related narrative summarizes the total compensation paid to or earned by each of our Named Executive Officers for fiscal years 2023, 2022, and 2021:

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)(2)	Total($)
Howard G. Berger, M.D.	2023	1,500,000	2,000,000	1,375,000	1,750,000	75,183	6,700,183
President and Chief Executive Officer	2022	1,500,000	4,000,000	–	–	55,517	5,555,517
(principal executive officer)(3)	2021	1,200,000	3,308,654	–	–	58,568	4,567,222
Mark D. Stolper	2023	575,000	287,500	431,250	575,000	31,954	1,900,704
Executive Vice President and Chief Financial Officer	2022	575,000	525,000	681,250	825,000	31,213	2,637,463
(principal financial officer)	2021	525,000	393,750	460,882	–	28,466	1,408,098
Stephen M. Forthuber	2023	650,000	325,000	487,500	650,000	48,065	2,160,565
President and Chief Operating	2022	650,000	600,000	775,000	937,500	47,258	3,009,758
Officer - Eastern Operations	2021	600,000	450,000	526,721	–	37,265	1,613,986
Norman R. Hames	2023	650,000	325,000	487,500	650,000	30,460	2,142,960
President and Chief Operating	2022	650,000	600,000	775,000	937,500	26,776	2,989,277
Officer - Western Operations	2021	600,000	450,000	526,721	–	16,375	1,593,096
Mital Patel	2023	575,000	287,500	431,250	575,000	49,385	1,918,135
Executive Vice President of Financial Planning and Analysis and	2022	575,000	525,000	681,250	825,000	50,799	2,657,049
Chief Administrative Officer	2021	524,038	375,000	1,153,939	–	38,895	2,091,873

______________________

(1)	The value for the stock awards is based on the number of shares granted multiplied by the closing share price of our common stock on the date of grant. These are not amounts actually paid to or realized by the Named Executive Officer. In accordance with SEC rules, the grant date fair value for stock options is calculated based on a Black Scholes valuation of each award determined under FASB ASC 718 incorporating the following assumptions: expected life 6 years; weighted average volatility 49.32%; risk free interest rate 3.8%; and expected dividend yield 0%. We used historical stock prices as the basis for the volatility assumptions. The risk free interest rate was based on U.S. Treasury rates in effect at the time of grant.

(2)	For 2023, the Named Executive Officers received certain of the following items of other compensation as specified in the following table: (a) an automobile allowance; (b) RadNet paid premiums for coverage under RadNet’s split dollar life insurance plans; (c) a 401(k) retirement plan match from RadNet; (d) RadNet paid premiums for group health insurance (medical, dental and vision) plans; and (e) RadNet paid premiums for life insurance and long-term disability coverage under RadNet’s group life insurance plans.

In 2023, Dr. Berger and Mr. Hames utilized RadNet-provided automobiles for which it was estimated that thirty percent was used for personal purposes and RadNet also paid for automobile insurance costs. The below figures reflect the estimated incremental cost incurred by RadNet for the personal usage by Dr. Berger and Mr. Hames of such RadNet-provided automobiles.

	Howard Berger	Mark Stolper	Stephen Forthuber	Norman Hames	Mital Patel
Auto Allowance	–	$9,600	$15,000	–	$18,000
Company-provided Automobile	$13,668	–	–	$5,460	–
Split Dollar Life	$50,835	$924	$2,120	$3,313	$440
401(k) Matching Contribution	–	$3,300	$3,300	$3,300	$3,300
Group Health Insurance	$10,199	$17,649	$27,164	$17,906	$27,164
Life/Disability Insurance	$481	$481	$481	$481	$481
Total	$75,183	$31,954	$48,065	$30,460	$49,385

(3)	$500,000 of the base salary and all of the cash bonus compensation paid to Dr. Berger in each year was paid by BRMG.

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Grants of Plan-Based Awards in 2023

The table below sets forth certain information with respect to grants of awards to our Named Executive Officers under the Equity Incentive Plan during 2023.

Estimated Future Payouts Under
Equity Incentive Plan Awards

Name/Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Howard G. Berger, M.D.
-Performance based RSUs (2)	1.3.23	2,012	20,118	40,236				375,000
--Time-based RSUs (1)	1.3.23				53,648			1,000,000
-Performance-based Option (2)	1.3.23	3,899	38,988	77,976			18.64	750,000
--Time-based Option (1)	1.3.23					103,969	18.64	1,000,000

Mark D. Stolper (3)
-Performance based RSUs (2)	1.3.23	771	7,711	15,422				143,750
--Time-based RSUs (1)	1.3.23				15,423			287,500
-Performance-based Option (2)	1.3.23	1,495	14,946	29,891			18.64	287,500
--Time-based Option (1)	1.3.23					29,891	18.64	287,500

Stephen M. Forthuber
-Performance based RSUs (2)	1.3.23	872	8,717	17,434				162,500
--Time-based RSUs (1)	1.3.23				17,435			325,000
-Performance-based Option (2)	1.3.23	1,690	16,895	33,789			18.64	325,000
--Time-based Option (1)	1.3.23					33,789	18.64	325,000

Norman R. Hames
-Performance based RSUs (2)	1.3.23	872	8,717	17,434				162,500
--Time-based RSUs (1)	1.3.23				17,435			325,000
-Performance-based Option (2)	1.3.23	1,690	16,895	33,789			18.64	325,000
--Time-based Option (1)	1.3.23					33,789	18.64	325,000

Mital Patel
-Performance based RSUs (2)	1.3.23	771	7,711	15,422				143,750
--Time-based RSUs (1)	1.3.23				15,423			287,500
-Performance-based Option (2)	1.3.23	1,495	14,946	29,891			18.64	287,500
--Time-based Option (1)	1.3.23					29,891	18.64	287,500

_______________

(1)	Subject to the Named Executive Officer’s continued service, the restricted shares/RSUs vest in two equal annual installments on March 10th of 2023 and 2024. One-third of the stock options vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining two-thirds of the Options will vest in two equal annual installments on March 10th of 2024 and 2025. The time-based vesting of unvested outstanding awards fully accelerates earlier upon: (a) termination of the Named Executive Officer’s service due to his death or Disability (as defined below) or (b) termination of the Named Executive Officer’s service either by RadNet without Cause (as defined below) or by the Named Executive Officer for Good Reason (as defined below) or (c) a change in control of RadNet.

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(2)	These awards have both time-based and performance-based vesting conditions. The performance vesting conditions were based on attainment of AEBITDA goals established by the Compensation Committee for calendar year 2023. These goals are more fully described above in the Fiscal Year 2023 Compensation Determinations section and the actual level of performance achievement was 110.4% of the target AEBITDA. The maximum number of shares subject to these PSOs have an aggregate grant date value approximately equal to the Black-Scholes option value of approximately 50% of the 2022 base salaries. The target number of shares subject to these PSUs have an aggregate grant date value approximately equal to 25% of the 2022 base salaries. The maximum number of PSUs that can vest is equal to 200% of the target number. The closing price of a common share on the grant date of January 3, 2023 was $18.64. The portion of the PSOs and PSUs that satisfied the AEBITDA performance vesting conditions will also be subject to continued service vesting conditions. 50% of those performance-vested PSUs can incrementally vest on each of March 10th of 2025 and 2026. One-third of those performance-vested PSOs can incrementally vest on each of March 10th of 2025, 2026 and 2027.

(3)	The equity award numbers listed above reflect the gross numbers granted and, for Mr. Stolper, include the portions of such awards that were transferred to Mr. Stolper’s former spouse pursuant to a domestic relations order.

(4)	For discussion regarding the valuation model and assumptions used to calculate the grant date fair value of these stock and option awards, see footnote (1) to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2023. All of the below awards were issued under the Equity Incentive Plan.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options(#) Exercisable (1)(3)(6)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)(3)(6)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (6)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#) (2)(3)(6)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (7)
Howard G. Berger, M.D.
January 3, 2023 PSUs								40,236	$1,399,006
January 3, 2023 PSO			77,976	$18.64	1/3/33
January 3, 2023 RSUs						26,824	$932,670
January 3, 2023 Option	34,657	69,312		$18.64	1/3/33

Mark D. Stolper (8)
January 4, 2016 Option	35,703			$6.07	1/4/26
January 6, 2017 Option	34,399			$6.30	1/6/27
January 2, 2018 Option	21,564			$10.05	1/2/28
January 7, 2019 Option	19,828			$10.93	1/7/29
January 6, 2020 Option	10,608			$20.43	1/6/30
January 4, 2022 PSUs(5)						2,227	$77,433
January 4, 2022 RSUs						4,068	$141,444
January 4, 2022 PSO(5)		4,854		$29.44	1/4/32
January 4, 2022 Option	14,772	11,818		$29.44	1/4/32
January 4, 2022 Option (4)	9,704			$29.44	1/4/32
January 3, 2023 PSUs								14,072	$489,283
January 3, 2023 PSO			27,276	$18.64	1/3/33
January 3, 2023 RSUs						7,036	$244,642
January 3, 2023 Option	9,092	18,184		$18.64	1/3/33

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	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options(#) Exercisable (1)(3)(6)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)(3)(6)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (6)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#) (2)(3)(6)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (7)

Stephen M. Forthuber
January 4, 2016 Option	39,127			$6.07	1/4/26
January 6, 2017 Option	37,698			$6.30	1/6/27
January 2, 2018 Option	27,363			$10.05	1/2/28
January 7, 2019 Option	25,158			$10.93	1/7/29
January 6, 2020 Option	13,461			$20.43	1/6/30
January 4, 2022 PSUs(5)						2,760	$95,965
January 4, 2022 RSUs			11,100			5,095	$177,153
January 4, 2022 PSO(5)		6,013		$29.44	1/4/32
January 4, 2022 Option	18,499	14,801		$29.44	1/4/32
January 4, 2022 Option (4)	12,025			$29.44	1/4/32
January 3, 2023 PSUs								17,434	$606,180
January 3, 2023 PSO			33,789	$18.64	1/3/33
January 3, 2023 RSUs						8,717	$303,090
January 3, 2023 Option	11,263	22,526		$18.64	1/3/33

Norman R. Hames
January 2, 2018 Option	11,194			$10.05	1/2/28
January 7, 2019 Option	8,386			$10.93	1/7/29
January 6, 2020 Option	13,461			$20.43	1/6/30
January 4, 2022 PSUs(5)						2,760	$95,965
January 4, 2022 RSUs			11,100			5,095	$177,153
January 4, 2022 PSO(5)		6,013		$29.44	1/4/32
January 4, 2022 Option	18,499	14,801		$29.44	1/4/32
January 4, 2022 Option (4)	12,025			$29.44	1/4/32
January 3, 2023 PSUs								17,434	$606,180
January 3, 2023 PSO			33,789	$18.64	1/3/33
January 3, 2023 RSUs						8,717	$303,090
January 3, 2023 Option	11,263	22,526		$18.64	1/3/33

Mital Patel
January 6, 2017 Option	29,762			$6.30	1/6/27
January 2, 2018 Option	18,657			$10.05	1/2/28
January 7, 2019 Option	17,154			$10.93	1/7/29
January 6, 2020 Option	10,401			$20.43	1/6/30
January 4, 2022 PSUs(5)						2,441	$84,874
January 4, 2022 RSUs						4,458	$155,005
January 4, 2022 PSO(5)		5,319		$29.44	1/4/32
January 4, 2022 Option	16,188	12,952		$29.44	1/4/32
January 4, 2022 Option (4)	10,635			$29.44	1/4/32
January 3, 2023 PSUs								15,422	$536,223
January 3, 2023 PSO			29,891	$18.64	1/3/33
January 3, 2023 RSUs						7,711	$268,111
January 3, 2023 Option	9,964	19,927		$18.64	1/3/33

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(1)	For options granted between 2016 and 2018, one-third of the options vest on the second anniversary of the date of grant and the remaining portion of the options vest in equal increments on the third and fourth anniversaries of the date of grant. For options granted in 2019 and 2020, one-third of the options incrementally vest on each of the first three anniversaries of the date of grant.

(2)	For stock/RSU awards granted before 2022, one-third of the stock/RSU awards are fully-vested as of the date of grant and the remaining portion of the stock/RSU awards vest in equal increments on the first and second anniversaries of the date of grant.

(3)	One-third of the restricted shares/RSUs granted in 2022 vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining restricted shares/RSUs vested in two equal annual installments on January 3rd of 2023 and 2024. One-third of the stock options granted in 2022 vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining two-thirds of these options vest in three equal annual installments on January 2nd of 2023, 2024 and 2025. The time-based vesting of unvested outstanding awards fully accelerates earlier upon: (i) termination of the Named Executive Officer’s service due to his death or Disability or (ii) termination of the Named Executive Officer’s service either by RadNet without Cause or by the Named Executive Officer for Good Reason or (iii) a change in control of RadNet.

(4)	These stock options vested on January 4, 2023.

(5)	Performance awards granted in 2022 have both time-based and performance-based vesting conditions. The performance vesting conditions were based on attainment of AEBITDA goals established by the Compensation Committee for calendar year 2022. The actual level of performance achievement was 95% of the target AEBITDA. The maximum number of shares subject to these PSOs had an aggregate grant date value approximately equal to the Black-Scholes option value of approximately 50% of the 2022 base salaries. The target number of shares subject to these PSUs have an aggregate grant date value approximately equal to 25% of the 2022 base salaries. The maximum number of PSUs that could vest was equal to 200% of the target number. The closing price of a common share on the grant date of January 4, 2022 was $29.44. The portion of the PSOs and PSUs that satisfied the AEBITDA performance vesting conditions (which figures are reflected in the above table) are also subject to continued service vesting conditions. 50% of those performance-vested PSUs can incrementally vest on each of January 4th of 2024 and 2025. One-third of those performance-vested PSOs can incrementally vest on each of January 4th of 2024, 2025 and 2026.

(6)	For awards granted in 2023, see footnotes (1) through (3) to the above Grants of Plan-Based Awards Table. All options have a maximum ten-year term from their date of grant. The time-based vesting of unvested outstanding awards fully accelerates earlier than the above scheduled vesting upon: (a) termination of the Named Executive Officer’s service due to his death or Disability or (b) termination of the Named Executive Officer’s service either by RadNet without Cause or by the Named Executive Officer for Good Reason or (c) a change in control of RadNet. The figures reflected in the above table for the PSUs granted in 2023 reflect the maximum possible number of PSUs that could become performance vested.

(7)	The aggregate market value is determined by multiplying the number of shares that have not vested by $34.77 per share, the last closing price of our common stock as of December 29, 2023.

(8)	The equity award numbers listed above are net of the portions transferred to Mr. Stolper’s former spouse pursuant to a domestic relations order.

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Option Exercises and Stock Vested During 2023

The following table sets forth information for the Named Executive Officers regarding the value realized during 2023 pursuant to the vesting of restricted stock, or RSUs, and exercised stock options.

	OPTION AWARDS		STOCK	AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Howard G. Berger, M.D.	–	–	26,824	627,413
Mark D. Stolper	–	–	21,998	445,427
Stephen M. Forthuber	–	–	27,396	554,517
Norman R. Hames(2)	58,306	1,413,008	27,396	554,517
Mital Patel	–	–	23,772	481,820

________________

(1)	The value realized on option exercise is equal to the product of the number of shares that were exercised multiplied by the difference between the per share closing price of our common stock on the exercise date and the option’s per share exercise price.

(2)	On June 2, 2023, Mr. Hames exercised a stock option, with a $6.07 per share exercise price, and acquired 39,127 shares. On June 2, 2023, Mr. Hames exercised another stock option, with a $6.30 per share exercise price, and acquired 19,179 shares. The closing share price of our common stock on June 2, 2023 was $30.38.

(3)	The value realized on vesting is equal to the product of the number of shares that became vested multiplied by the per share closing price of our common stock on the vesting date. The below table shows the details of the figures reported in the above table. The figures shown for Mr. Stolper are net of the portions of his equity compensation awards that were transferred to his former spouse pursuant to a domestic relations order.

Name	Grant Date	Vesting Date	Closing Share Price on Vesting Date	Number of Shares Vesting (#)	Value Realized on Vesting Date ($)
Howard G. Berger, M.D.	1/3/23	3/10/23	$23.39	26,824	627,413
Mark D. Stolper	1/4/22	1/3/23	$18.64	4,068	75,828
	1/4/21	1/4/23	$18.82	6,439	121,182
	1/4/22	1/4/23	$18.82	4,455	83,843
	1/3/23	3/10/23	$23.39	7,036	164,572
Stephen M. Forthuber	1/4/22	1/3/23	$18.64	5,095	94,971
	1/4/21	1/4/23	$18.82	8,064	151,764
	1/4/22	1/4/23	$18.82	5,519	103,868
	1/3/23	3/10/23	$23.39	8,718	203,914
Norman R. Hames	1/4/22	1/3/23	$18.64	5,095	94,971
	1/4/21	1/4/23	$18.82	8,064	151,764
	1/4/22	1/4/23	$18.82	5,519	103,868
	1/3/23	3/10/23	$23.39	8,718	203,914
Mital Patel	1/4/22	1/3/23	$18.64	4,458	83,097
	1/4/21	1/4/23	$18.82	6,720	126,470
	1/4/22	1/4/23	$18.82	4,882	91,879
	1/3/23	3/10/23	$23.39	7,712	180,383

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Pension Benefits and Nonqualified Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement. However, we do have the Deferred Compensation Plans.

The employment arrangements of three of our Named Executive Officers include a required payment of deferred compensation upon termination of employment in certain situations. The following table shows the contributions, earnings and distributions of nonqualified deferred compensation during the fiscal year ended December 31, 2023.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(6)
Howard G. Berger, M.D. (1)(4)	1,749,998	–	1,514,349	–	5,764,347
Mark D. Stolper (2)	524,641	–	5,764,347	–	5,394,739
Norman R. Hames (5)	1,039,958	–	851,826	–	4,011,252

_______________

(1)	In 2023, Dr. Berger elected to defer receipt of his 2023 stock grants, resulting in his receipt of 93,884 RSUs/PSUs (with the number of PSUs reflecting the maximum possible number of PSUs that could become vested) from two grants on January 3, 2023. On the date of grant of these RSUs/PSUs, the Company share price was $18.64. On December 29, 2023 the Company share price was $34.77. For Dr. Berger, $1,375,000 has been reported as compensation in the Summary Compensation Table for 2023. As of December 29, 2023, Dr. Berger was holding a total of 93,884 RSUs/PSUs.

(2)	In 2023, Mr. Stolper elected to defer receipt of his 2023 stock grants (net of shares transferred to his former spouse pursuant to a domestic relations order), resulting in his receipt of 28,146 RSUs/PSUs (with the number of PSUs reflecting the maximum possible number of PSUs that could become vested) from two grants on January 3, 2023. On the date of grant of these RSUs/PSUs, the Company share price was $18.64. On December 29, 2023 the Company share price was $34.77. For Mr. Stolper, $431,250 has been reported as compensation in the Summary Compensation Table for 2023, which represents the value of these RSU/PSU grants prior to the transfer of shares to his former spouse in accordance with a domestic relations order. As of December 29, 2023, Mr. Stolper was holding a total of 155,155 RSUs/PSUs.

(3)	Amount represents stock price appreciation in 2023 on all RSUs/PSUs and gains on notional investments made under the Excess Plan. No portion of any such appreciation or depreciation has been reported as compensation in the Summary Compensation Table for 2023.

(4)	Pursuant to the Management Consulting Agreement dated as of January 1, 1994, as amended, between Dr. Berger and BRMG, upon Dr. Berger’s resignation or RadNet’s termination of his employment without cause by the Company, Dr. Berger is entitled to receive an amount equal to five times his 2010 base salary paid by BRMG (and $2,500,000 is included in the Aggregate Balance column). Upon termination of his employment by the Company for cause, Dr. Berger is entitled to an amount equal to his 2010 base salary paid by BRMG. Dr. Berger’s 2010 base salary as paid by BRMG was $500,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business.

(5)	In 2023, Mr. Hames elected to defer receipt of his 2023 stock grants, resulting in his receipt of 34,869 RSUs/PSUs (with the number of PSUs reflecting the maximum possible number of PSUs that could become vested) from two grants on January 3, 2023. On the date of grant of these RSUs/PSUs, the Company share price was $18.64. On December 29, 2023 the Company share price was $34.77. Pursuant to the Employment Agreement dated as of September 1, 2022, upon Mr. Hames’ resignation or RadNet’s termination of employment without cause, Mr. Hames is entitled to receive an amount equal to three times his 2010 base salary (and $1,050,000 is included the Aggregate Balance column). Upon termination of his employment by the Company for cause, Mr. Hames is entitled to an amount equal to his 2010 base salary. Mr. Hames’ 2010 base salary was $350,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business. Mr. Hames’ balance under the Excess Plan as of December 31, 2023 was $1,748,857. For Mr. Hames, $877,500 has been reported as compensation in the Summary Compensation Table for 2023. As of December 29, 2023, Mr. Hames was holding a total of 34,869 RSUs/PSUs.

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(6)	Of the $5,764,347 reported for Dr. Berger, $1,375,000 is reported in the Summary Compensation Table for 2023 and a total of $0 was reported for Dr. Berger in the Summary Compensation Table for prior years. Of the $5,394,739 reported for Mr. Stolper, $431,250 is reported in the Summary Compensation Table for 2023 and a total of $1,575,543 was reported for Mr. Stolper in the Summary Compensation Table for prior years. Of the $4,011,252 reported for Mr. Hames, $877,500 is reported in the Summary Compensation Table for 2023 and a total of $1,209,615 was reported for Mr. Hames in the Summary Compensation Table for prior years.

Employment Agreements

On September 1, 2022, RMI entered into new executive employment agreements (each an “Agreement” and together the “Agreements”) with our Named Executive Officers other than Dr. Berger (whose Agreement with RMI was executed on April 20, 2023), pursuant to which each such Named Executive Officer will continue to be employed by RMI under the terms and conditions of the Agreements. Under the Agreements, employment is “at will” and may be terminated by either RMI or the Named Executive Officer at any time. The Agreements generally have uniform terms and conditions and they replace and supersede all existing employment agreements although certain individual-specific legacy provisions from the former agreements are retained in the Agreements.

Under the Agreements, each Named Executive Officer is eligible to:

(a)	receive an annual base salary (subject to adjustment in the discretion of our Board of Directors or its compensation committee);

(b)	participate in bonus and incentive compensation plans (Dr. Berger’s bonuses are paid by BRMG);

(c)	receive full vesting of the time-based vesting portions of their outstanding equity compensation awards upon a “change in control” of the Company (which term is defined in the Equity Incentive Plan);

(d)	receive reimbursement for all reasonable business expenses and be covered under directors and officers liability insurance coverage;

(e)	receive six weeks annual paid vacation in accordance with RMI’s vacation policy for employees and receive medical, disability and life insurance coverage and such sick leave and holiday benefits, if any, and any other benefits as are made available to executive officers generally; and

(f)	receive transportation assistance in the form of either a RMI provided automobile or in the form of a monthly automobile allowance.

Upon termination of employment for any reason RMI shall pay or provide to the Named Executive Officer, or the Named Executive Officer’s estate, the annual base salary, prorated through the date of termination. Unless his employment is terminated due to his death or disability, Mr. Hames will (on his termination date) also receive a lump sum payment of $1,050,000 (the “Hames Termination Payment”) (or $350,000 if his employment was terminated for Cause (as defined in his Agreement)).

In the event that the Named Executive Officer’s employment by RMI is terminated due to the Named Executive Officer’s death, then:

(a)	the Named Executive Officer’s representative shall have up until the first anniversary of the termination of employment (or the applicable expiration date if earlier) to exercise the Named Executive Officer’s vested stock options; and

(b)	the Named Executive Officer shall receive full vesting of the time-based vesting portions of the Named Executive Officer’s outstanding equity compensation awards.

In the event that the Named Executive Officer’s employment by RMI is terminated due to the Named Executive Officer’s Disability, then:

(a)	the Named Executive Officer shall receive the same benefits provided above in the case of the Named Executive Officer’s death; and

(b)	the Named Executive Officer shall receive a lump sum payment (within 15 days after the effectiveness of the required release of claims) in an amount equal to the sum of the Named Executive Officer’s then annual base salary plus the greater of the Named Executive Officer’s prior year annual cash bonus or the average of the Named Executive Officer’s prior three years annual cash bonus (the greater of such two bonuses is the “Severance Bonus”).

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In the event that the Named Executive Officer’s employment by RMI is terminated either by RMI without Cause, or by the Named Executive Officer for Good Reason (either a “Qualifying Termination”), then:

(a)	the Named Executive Officer shall receive severance in an amount equal to the Severance Pay (defined below);

(b)	the Named Executive Officer shall receive full vesting of the time-based vesting portions of the Named Executive Officer’s outstanding equity compensation awards; and

(c)	RMI shall (l) pay the cost of the premium for the Named Executive Officer to receive continuation coverage (as defined in the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)) under RMI’s (or the Company’s) group medical plan until the earlier of (i) the second anniversary of the termination date or (ii) the maximum time for which COBRA continuation coverage is permitted under applicable law or (iii) the date on which the Named Executive Officer obtains substantially equivalent benefits from another party and (2) continue to provide the Named Executive Officer with life insurance coverage in accordance with RMI’s (or the Company’s) benefits program until the earlier of (i) the second anniversary of the termination date or (ii) the date on which the Named Executive Officer obtains substantially equivalent benefits from another party. If the Named Executive Officer was not then covered under the applicable benefit plan at the time of termination then RMI shall pay the Named Executive Officer the cash equivalent for such benefit.

For purposes of the above, “Severance Pay” means a dollar amount that is equal to: (a) if the number of the Named Executive Officer’s years of service with RMI is less than five, the Named Executive Officer’s then annual base salary, (b) if the number of the Named Executive Officer’s years of service with RMI is at least five but less than ten, the sum of the Named Executive Officer’s then annual base salary plus the Severance Bonus, or (c) if the number of the Named Executive Officer’s years of service with RMI is at least ten, the sum of 200% of the Named Executive Officer’s then annual base salary plus 200% of the Severance Bonus. In the case of Dr. Berger, Severance Pay would be reduced by $2,500,000 (which is an amount he would be paid under his Management Consulting Agreement with BRMG). In the case of Mr. Hames, Severance Pay would be reduced by the Hames Termination Payment. All of the Named Executive Officers presently have accumulated more than ten years of service with RMI. The Severance Pay would generally be paid out in equal installments over the twenty-four months after termination except that for Mr. Forthuber it would be paid in a single lump sum within 15 days after the effectiveness of the required release of claims if the termination occurred within one year after a change in control and Mr. Stolper it would be paid in a single lump sum within 15 days after the effectiveness of the required release of claims.

In order to receive any of the above post termination compensation and benefits for a Qualifying Termination or termination due to death or disability, the Named Executive Officer or his representative must timely sign and not revoke a complete and general release of claims in a form to be reasonably determined by RMI.

Below are summaries of certain definitions contained in the Agreements.

“Cause” shall generally mean any one or more of the following:

(i)	the Named Executive Officer’s conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his duties hereunder or moral turpitude;

(ii)	the willful and continued failure of the Named Executive Officer to substantially perform his duties with RMI (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from the Named Executive Officer is delivered to the Named Executive Officer, which demand identifies the manner in which it is claimed the Named Executive Officer has not substantially performed his duties;

(iii)	the Named Executive Officer has willfully engaged in misconduct which has, or can reasonably be expected to have, a material adverse effect on the Group; or

(iv)	the Named Executive Officer material breach of the Agreement or any other written agreement with the Group.

No act or failure to act on the Named Executive Officer’s part shall be considered “willful” unless the Named Executive Officer acted in bad faith or without a reasonable belief that the Named Executive Officer’s action or omission was in the best interest of the Group.

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Solely to the extent that our Board of Directors determines in its reasonable discretion that the Cause conduct is curable, the Named Executive Officer shall have ten (10) business days after receipt of notice that the Group believes it has grounds to terminate the Named Executive Officer’s employment for Cause to entirely cure the Cause conduct under subsections (ii) through (iv) above and its consequences to the satisfaction of our Board of Directors and thereby avoid termination of the Named Executive Officer’s employment for Cause if so determined by our Board of Directors in its sole discretion. During any time period when the Group believes that (or is in the process of investigating whether) the Named Executive Officer may have committed an act of Cause (or has committed an act which could result in constituting Cause under any of the above subsection), RMI may in its discretion place the Named Executive Officer on a leave of absence and/or preclude the Named Executive Officer from utilizing Group resources or having access to Group premises. If after the Named Executive Officer’s termination date which occurred due to a reason other than termination by RMI for Cause, the Group discovers that the Named Executive Officer’s employment could have been terminated for Cause, then the Group may in its discretion recharacterize such termination as a termination for Cause.

“Disability” generally means that for a period of at least 120 days during any twelve (12) consecutive month period on account of a mental or physical condition, the Named Executive Officer is unable to perform the essential functions of his job for RMI, with or without reasonable accommodation. The determination of the Named Executive Officer’s Disability shall be made by a medical physician selected or agreed to by the Group unless there is mutual agreement of RMI and the Named Executive Officer or his personal representative.

“Group” means the Company and its affiliated entities.

“Good Reason” generally means any one or more of the following have occurred without the Named Executive Officer’s prior written consent:

(i)	RMI’s material breach of the Agreement or any other written agreement between the Company and the Named Executive Officer; or

(ii)	an Adverse Change in Duties.

For purposes of the above clause (ii), “Adverse Change in Duties” generally means an action or series of actions taken by RMI and/or its board of directors or the Company Board of Directors, without the Named Executive Officer’s prior written consent, which results in any one or more of the following:

(i)	a change in the Named Executive Officer’s reporting structure, positions, titles, job duties or job functions which results in a material diminution of his status, control, authority or level of responsibility;

(ii)	a requirement by RMI that Employee be based or perform his duties more than ten miles away from his primary work location;

(iii)	a reduction by RMI in the Named Executive Officer’s base compensation; or

(iv)	for each of the first two complete fiscal years immediately following the fiscal year in which a change in control of RadNet occurs, the Named Executive Officer’s post change in control annual incentive compensation is less than a calculated annual incentive compensation threshold. This threshold is the lesser of $1 million or 50% of a specified pre change in control annual paid incentive compensation amount.

In order for the Named Executive Officer to resign his employment for Good Reason, the Named Executive Officer must provide written notice to the Company within ninety (90) days of the initial existence of the alleged Good Reason event and such notice must reasonably describe the facts claimed by the Named Executive Officer to constitute Good Reason and the alleged Good Reason event remains unremedied by the Company for a period of sixty (60) days following the Company’s receipt of such written notice and the Named Executive Officer must resign his employment for Good Reason within sixty (60) business days after the expiration of the Company’s sixty (60) day remedy period in which the Company did not cure or remedy the Good Reason event.

The Agreements also contain provisions regarding, among other things, confidential information, governing law, dispute resolutions and covenants governing the Named Executive Officer’s conduct.

The Agreements were each amended as of January 1, 2024 solely to reflect the adjustments to base salary (as described above). All other terms of the Agreements remained unchanged.

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The below summarizes the employment agreement for the Chief Executive Officer which was operative for some of fiscal year 2023 but which was superseded by his Agreement as described above.

Dr. Berger. Dr. Berger has a Management Consulting Agreement with BRMG dated January 1, 1994 and had an employment agreement with us dated as of June 12, 1992, as amended. The terms of this now superseded employment agreement provided for a base salary which was subsequently amended from time to time and, which as of January 1, 2023, was $1,500,000. Under the terms of the Management Consulting Agreement, in the event of termination (other than due to death or disability) or voluntary resignation “without cause,” upon his termination date Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or $2,500,000, such amount also payable in certain other circumstances as set forth under the “Nonqualified Deferred Compensation” section above. Separately, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive compensation in an amount equal to his 20l0 annual base compensation from an affiliate of BRMG, or $500,000. BRMG may terminate Dr. Berger’s consulting services “for cause” if (1) there is a material breach by Dr. Berger of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Dr. Berger willfully breaches or habitually neglects his duties, (3) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (4) Dr. Berger’s professional license is suspended, revoked or terminated or (5) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive vested amounts that were earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our Equity Incentive Plan, to the extent vested, including without limitation amounts accrued under the Deferred Compensation Plans; and

•	unused vacation pay.

The foregoing items will be provided in connection with any termination of employment. In addition, except if termination of employment was due to death, Dr. Berger and Mr. Hames will also receive certain termination payments specified above in the Employment Agreements section.

Payments Made Upon Death or Disability

In the event of the death of a Named Executive Officer resulting in termination of employment, the Named Executive Officer’s beneficiaries will receive life insurance proceeds: (a) the COLI policy death benefit proceeds payable would be $5 million for Dr. Berger and $1 million for each of the other Named Executive Officers and (b) the group life insurance plans death benefit proceeds payable would be $20,000 for Dr. Berger and $100,000 for each of the other Named Executive Officers. In the event of the Disability of a Named Executive Officer (other than the Chief Executive Officer) resulting in termination of employment the Named Executive Officer shall receive a lump sum payment in an amount equal to the sum of the Named Executive Officer’s then annual base salary plus the greater of the Named Executive Officer’s prior year annual cash bonus or the average of the Named Executive Officer’s prior three years annual cash bonus. Tn the event of either the death or Disability of a Named Executive Officer resulting in termination of employment, the time vesting portions of all of the Named Executive Officer’s outstanding unvested equity compensation awards will become vested.

Severance and Change in Control Arrangements

Pursuant to our employment agreements with our Named Executive Officers, we have severance obligations to the Named Executive Officers upon certain terminations of employment as discussed above under the heading “Employment Agreements.” Additionally, the employment agreements provide for full vesting of time-based vesting conditions of outstanding equity compensation awards upon a change in control.

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Quantitative Estimates

The following table provides numerical estimates of potential payments upon termination of service or a change in control and assumes:

•	The applicable triggering event occurred on December 31, 2023.

•	The price per share used to calculate the value of equity compensation awards was $34.77 which was our last closing price per share as of December 29, 2023 which was the last trading day for fiscal year 2023.

•	The value of a share underlying equity compensation awards is assumed to be the difference between $34.77 minus any applicable purchase or exercise price.

•	All unvested equity compensation awards are assumed to become vested upon a (a) Qualifying Termination or (b) change in control with performance awards vesting at their maximum levels.

•	The unused vacation pay has been estimated using the maximum permitted accrual amount for each Named Executive Officer under the applicable vacation policy. These maximum limits are as follows: Dr. Berger – 160 hours; Messrs. Stolper and Hames – 320 hours each; Messrs. Forthuber and Patel – 400 hours each.

•	The estimated premium for each Named Executive Officer to receive (a) COBRA continuation coverage under RMI’s (or the Company’s) group medical plan until the second anniversary of the officer’s termination date and (b) continued life insurance coverage in accordance with RMI’s (or the Company’s) benefits program until the second anniversary of the officer’s termination date are provided in the below table:

Name	COBRA Continuation($)	Life Insurance($)
Howard G. Berger, M.D.	21,464	101,669
Mark D. Stolper	38,151	1,847
Stephen M. Forthuber	65,000	4,240
Norman R. Hames	44,767	6,626
Mital Patel	67,353	880

•	The below dollar amounts are estimates only for a particular point in time and do not necessarily reflect the actual amounts that would be paid to a Named Executive Officer upon a triggering event.

	Resignation without Good Reason ($)	Termination for Cause ($)	Termination due to Death ($)	Termination Due to Disability	Resignation for Good Reason or Termination without Cause ($)	Change in Control ($)
Howard G. Berger, M.D.
Cash Separation Payments	$2,500,000	$500,000	$5,020,000		$8,500,000
Excess Plan Deferred Compensation
Continuation of Health/Life Insurance Benefits					$123,133
Accrued Unused Vacation	$173,077	$173,077	$173,077	$173,077	$173,077
Previously Vested RSU/Option Awards	$559,017		$559,017	$559,017	$559,017	$559,017
Acceleration of Vesting of RSU/Option Awards			$4,707,432	$4,707,432	$4,707,432	$4,707,432
Total	$3,232,094	$673,077	$10,459,526	$5,439,526	$14,062,659	$5,266,449

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Mark D. Stolper
Cash Separation Payments			$1,100,000	$1,100,000	$2,200,000
Excess Plan Deferred Compensation
Continuation of Health/Life Insurance Benefits					$39,998
Accrued Unused Vacation	$88,462	$88,462	$88,462	$88,462	$88,462
Previously Vested RSU/Option Awards	$7,880,944	$4,441,937	$7,880,944	$7,880,944	$7,880,944	$7,880,944
Acceleration of Vesting of RSU/Option Awards			$1,334,972	$1,334,972	$1,334,972	$1,334,972
Total	$7,969,406	$4,530,399	$10,404,378	$10,404,378	$11,544,375	$9,215,916

Stephen M. Forthuber
Cash Separation Payments			$1,100,000	$1,250,000	$2,500,000
Excess Plan Deferred Compensation
Continuation of Health/Life Insurance Benefits					$69,240
Accrued Unused Vacation	$125,000	$125,000	$125,000	$125,000	$125,000
Previously Vested RSU/Option Awards	$4,009,783		$4,009,783	$4,009,783	$4,009,783	$4,009,783
Acceleration of Vesting of RSU/Option Awards			$1,745,231	$1,745,231	$1,745,231	$1,745,231
Total	$4,134,783	$125,000	$6,980,014	$7,130,014	$8,449,254	$5,755,014

Norman R. Hames
Cash Separation Payments	$1,050,000	$350,000	$1,100,000	$1,250,000	$2,500,000
Excess Plan Deferred Compensation	$1,748,857	$1,748,857	$1,748,857	$1,748,857	$1,748,857	$1,748,857
Continuation of Health/Life Insurance Benefits					$51,393
Accrued Unused Vacation	$100,000	$100,000	$100,000	$100,000	$100,000
Previously Vested RSU/Option Awards	$1,044,040	$30,007	$1,044,040	$1,044,040	$1,044,040	$1,044,040
Acceleration of Vesting of RSU/Option Awards			$1,656,672	$1,656,672	$1,656,672	$1,656,672
Total	$3,942,897	$2,228,864	$5,649,569	$5,799,569	$7,100,962	$4,449,569

Mital Patel
Cash Separation Payments			$1,100,000	$1,100,000	$2,200,000
Excess Plan Deferred Compensation
Continuation of Health/Life Insurance Benefits					$68,233
Accrued Unused Vacation	$110,577	$110,577	$110,577	$110,577	$110,577
Previously Vested RSU/Option Awards	$2,170,313		$2,170,313	$2,170,313	$2,170,313	$2,170,313
Acceleration of Vesting of RSU/Option Awards			$1,463,020	$1,463,020	$1,463,020	$1,463,020
Total	$2,280,890	$110,577	$4,843,909	$4,843,909	$6,012,143	$3,633,332

48

Pay Ratio Disclosure

Under SEC rules we are required to disclose the ratio of our median employee’s total annual compensation to the total annual compensation of Dr. Berger, our principal executive officer.

In determining the median employee, we prepared a list of all employees as of December 31, 2023. We excluded 90 employees based in our international locations (Canada-31, the Netherlands-41, the United Kingdom-8, Germany-3, Romania-2, Spain-2, Bulgaria-1 Finland-1 and Portugal-1) because they represented less than 1% of our total employees and their exclusion did not have a material effect on the median calculation. We do not grant equity compensation awards widely to our employees, and consequently determined that annual gross wages is an appropriate compensation metric to utilize. We selected our median employee based on the annual gross wages reflected in our payroll records in 2023, which includes part-time, temporary and international employees (we do not have any seasonal employees).

For 2023, the pay ratio calculation is as follows, showing that for 2023, the PEO’s total annual compensation was 160 times that of the median of the total annual compensation of all employees other than the PEO:

Median Employee Annual Total Compensation	$41,909
Dr. Berger (“PEO”) Annual Total Compensation	$6,700,183
Ratio of PEO to Median Employee Compensation	160:1

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. These companies may also operate in different industries and different geographic locations, be of a different size, have different revenues, earnings and market capitalization and be subject to different regulations than RadNet.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosures included in this section are prescribed by SEC rules and do not necessarily align with how the Company, our Board, or the Compensation Committee view the link between the Company’s performance and Named Executive Officer pay, and neither the Board nor the Compensation Committee uses compensation actually paid as the basis for making compensation decisions. The tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our Named Executive Officers during the applicable fiscal years. For further information concerning the Company’s pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to the above Compensation Discussion and Analysis section.

Pay Versus Performance

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]	Net Income (millions)[7]	Adjusted EBITDA (millions)[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$6,700,183	$10,101,435	$2,030,591	$3,585,219	$171.28	$143.18	$3.04	$232.30
2022	$5,555,517	$5,555,517	$2,823,387	$1,962,193	$92.76	$140.29	$10.65	$191.28
2021	$4,567,222	$4,567,222	$1,676,763	$2,073,838	$148.33	$143.09	$24.73	$211.94
2020	$2,835,761	$2,835,761	$1,050,250	$1,015,548	$96.40	$113.45	($14.84)	$114.95

49

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Berger (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the above Summary Compensation Table.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Berger, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Berger’s total compensation for 2023 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments(a)	Reported Change in the Actuarial Present Value of Pension Benefits(b)	Pension Benefit Adjustments(c)	Compensation Actually Paid to PEO
2023	$6,700,183	($3,125,000)	$6,526,252	–	–	$10,101,435

(a)	The amounts deducted or added in calculating Dr. Berger’s equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Current Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$5,590,692	–	$935,560	–	–	–	$6,526,252

(b)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2023. These values are $0.00 since Dr. Berger did not have any values reported in these columns in the Summary Compensation Table.

(c)	The total pension benefit adjustments for 2023 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the chief executive officer during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”) calculated in accordance with U.S. GAAP. This value is $0.00 since Dr. Berger did not participate in such pension programs in Fiscal Year 2023.

(3)	The dollar amounts reported in column (d) and (e) represent the average of the amounts reported for the Named Executive Officers as a group (excluding Dr. Berger) in the “Total” column of the Summary Compensation Table in 2023. The names of each of the Named Executive Officers (excluding Dr. Berger) included for purposes of calculating the average amounts in each applicable year are Mark Stolper, Stephen Forthuber, Norman Hames, and Mital Patel.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Named Executive Officers as a group (excluding Dr. Berger), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the Named Executive Officers as a group (excluding Dr. Berger) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Named Executive Officers as a group (excluding Dr. Berger) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

50

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits(b)	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers
2023	$2,030,591	($1,071,875)	$2,626,503	–	–	$3,585,219

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Current Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$2,032,116	$309,243	$286,517	($1,373)	–	–	$2,626,503

(b)	The amounts included in these columns are $0.00 since none of the Named Executive Officers participated in a pension benefit program in Fiscal Year 2023.

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 – Healthcare Sector index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted to exclude losses or gains on the disposal of equipment, other Financial Performance Measures income or loss, loss on debt extinguishment, bargain purchase gains, loss on de-consolidation of joint ventures and non-cash equity compensation. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis section. the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short- term incentive awards are selected based on an objective of incentivizing our Named Executive Officers to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

1.	Adjusted EBITDA

2.	Total Shareholder Return (via equity grants); and

3.	Strategic Objectives (via discretionary bonus).

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Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and TSR

52

Compensation Actually Paid and Net Income

Compensation Actually Paid vs. Net Income
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Compensation ($000s)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
$(5.00)
$(10.00)
$(15.00)
$(20.00)
Net Income ($Mil.)
2020
2021
2022
2023
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Income ($Mil.)

53

Compensation Actually Paid and Adjusted EBITDA

Compensation Actually Paid vs. Adjusted EBITDA
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Compensation ($000s)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
Adjusted EBITDA ($ Mil.)
2020
2021
2022
2023
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA ($Mil.)

54

EQUITY COMPENSATION PLAN INFORMATION

We have one active equity compensation plan, our Equity Incentive Plan. The Equity Incentive Plan provides for the grant of stock options (incentive and non-qualified), stock awards (including RSUs), stock appreciation rights and cash awards. As of December 31, 2023, we have reserved an aggregate 20,100,000 shares of common stock for issuance under our Equity Incentive Plan, subject to adjustment for stock dividends, reorganizations, or other changes in our capital structure and 4,069,349 common shares remained available for potential future issuance. Shares underlying any portion of an award that is cancelled, terminates, expires, or lapses for any reason are generally returned to the available pool under the Equity Incentive Plan. Shares attributable to (a) shares of common stock upon the exercise of incentive stock options that are subsequently forfeited or repurchased, or (b) awards transferred under any award transfer program, shall not again be available for grant under the Equity Incentive Plan.

In connection with our acquisition of DeepHealth Inc. on June 1, 2020, we assumed the DeepHealth, Inc. 2017 Stock Incentive Plan and its then-outstanding stock options held to acquire DeepHealth, Inc. stock. After giving effect to subsequent exercises, at December 31, 2023 these assumed stock options were exercisable for up to 72,219 shares of RadNet common stock. No additional awards will be granted under the DeepHealth Inc. 2017 Stock Incentive Plan.

The following table sets forth the number of shares of common stock subject to outstanding options, RSUs, warrants and other convertible securities into share rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2023.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)(2)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	1,206,360	$14.75	3,774,400
Equity incentive plans not approved by stockholders	–	–	–
TOTAL	1,206,360	$14.75	3,774,400

_______________

(1)	Includes 294,949 shares subject to outstanding RSUs under the NDC Plan. The weighted average exercise price in column (B) does not take these RSUs into account.

(2)	Does not include options outstanding under the DeepHealth, Inc. 2017 Stock Incentive Plan as no further awards will be made under that plan. On an aggregate basis, the number of securities to be issued upon the exercise of outstanding options originally held pursuant to the DeepHealth, Inc. 2017 Stock Incentive plan was 72,219 on December 31, 2023, and the weighted average exercise price was $0.00.

55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2024, by:

●	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

●	each of our Named Executive Officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 73,890,704 shares of common stock outstanding on March 31, 2024. In accordance with Securities and Exchange Commission (the “SEC”) rules, when computing the number of shares of common stock beneficially owned and the percentage ownership of a person, we include shares of common stock subject to options held by that person that are exercisable or will become exercisable within 60 days of March 31, 2024, but we do not include those shares of common stock underlying options when computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
BlackRock, Inc.	8,894,317	(1)	12.04%
Sandy Nyholm Kaminsky, trustee of the HFB Heirs’ Trust II	5,376,253	(2)	7.28%
The Vanguard Group	4,254,717	(3)	5.76%

Directors, Nominees and Named Executive Officers
Howard G. Berger, M.D.	119,550	(4)	*
Stephen M. Forthuber	768,824	(5)	1.04%
Christine N. Gordon	11,379	(6)	*
Norman R. Hames	469,912	(7)	*
Laura P. Jacobs	21,717	(8)	*
Lawrence L. Levitt	190,066	(9)	*
Mital Patel	373,620	(10)	*
A. Gregory Sorensen, M.D.	1,333,597	(11)	1.80%
Gregory E. Spurlock	14,334	(12)	*
Mark D. Stolper	277,685	(13)	*
David L. Swartz	258,495	(14)	*
All directors and executive officers as a group (14 persons)	3,829,179	(15)	5.12%

*	Represents less than 1%.

(1)	According to a Schedule 13G/A filed with the SEC on January 23, 2024, BlackRock, Inc. maintains sole voting power over 8,782,211 shares of our common stock and sole dispositive power over 8,894,317 shares of our common stock. The address set forth in the Schedule 13G/A filing is 50 Hudson Yards, New York, NY 10001.

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(2)	According to a Schedule 13G/A filed with the SEC on October 6, 2017, Sandy Nyholm Kaminsky, as trustee of the HFB Heirs’ Trust II, maintains sole voting power and sole dispositive power over 5,376,253 shares of our common stock. The address set forth in the Schedule 13G filing is 400 S. Emerson Street, Denver, Colorado 80209. On June 29, 2015, HFB Enterprises, LLC, of which Dr. Berger was a co-manager, distributed 5,133,114 shares of RadNet’s common stock to HFB Heirs’ Trust II (formerly HFB Heirs’ Trust), an irrevocable trust for Dr. Berger’s children and the sole member of HFB Enterprises, LLC. Dr. Berger does not have any control over HFB Heirs’ Trust II or beneficial ownership of any of shares of RadNet common stock held by the HFB Heirs’ Trust II.

(3)	According to a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group maintains shared voting power over 110,970 shares of our common stock, sole dispositive power over 4,088,529 shares of our common stock and shared dispositive power over 166,188 shares of our common stock. The address set forth in the 13G/A filing is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Beneficial ownership includes (a) 69,314 shares subject to options exercisable within 60 days of March 31, 2024 and (b) 10,000 shares of common stock held by Dr. Berger’s spouse.

(5)	Beneficial ownership includes: (a) 28,134 shares of unvested time-based restricted stock, and (b) 205,263 shares subject to options exercisable within 60 days of March 31, 2024.

(6)	Beneficial ownership includes 3,329 shares of unvested time-based restricted stock.

(7)	Beneficial ownership includes: (a) 1,380 shares of unvested time-based restricted stock, (b) 153,803 shares subject to options exercisable within 60 days of March 31, 2024, and (c) 20,190 shares of common stock held by Mr. Hames’s spouse.

(8)	Beneficial ownership includes 4,066 shares of unvested time-based restricted stock. The securities reported are held through the Jacobs Family Trust, of which Ms. Jacobs is a co-trustee.

(9)	Beneficial ownership includes 4,066 shares of unvested time-based restricted stock.

(10)	Beneficial ownership includes (a) 11,857 shares of unvested time-based restricted stock, and (b) 130,974 shares subject to options exercisable within 60 days of March 31, 2024. Mr. Patel has pledged 182,545 shares of common stock in connection with a loan agreement.

(11)	Beneficial ownership includes (a) 60,094 shares of unvested time-based restricted stock, and (b) 62,964 shares subject to options exercisable within 60 days of March 31, 2024, and (b) 16,248 shares held in a family trust of which Dr. Sorensen is a beneficiary.

(12)	Beneficial ownership includes 4,066 shares of unvested time-based restricted stock.

(13)	Beneficial ownership includes 172,287 shares subject to options exercisable within 60 days of March 31, 2024. Beneficial ownership does not include 144,824 shares issuable upon settlement of vested restricted stock units and 24,891 shares issuable upon settlement of unvested time-based restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(14)	Beneficial ownership includes: (a) 4,066 shares of unvested time-based restricted stock, and (b) 37,019 shares of common stock held by Mr. Swartz’s spouse.

(15)	Beneficial ownership includes (a) 791,735 shares subject to options exercisable within 60 days of March 31, 2024, and (b) 60,964 shares of unvested time-based restricted stock.

57

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2023, with the exception of one late report on Form 4 from Mital Patel which covered one gift transaction.

58

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.radnet.com under Investor Relations – Corporate Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Ernst & Young the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023. The Audit Committee also discussed with Ernst & Young matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in RadNet’s annual report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee has also reappointed Ernst & Young to serve as independent auditors for the fiscal year ending December 31, 2024, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair Lawrence L. Levitt Laura P. Jacobs

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

59

PROPOSALS

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated each of the following individuals to be elected to serve on our Board until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Howard G. Berger, M.D.,

Christine N. Gordon,

Laura P. Jacobs,

Lawrence L. Levitt,

A. Gregory Sorensen, M.D.

Gregory E. Spurlock, and

David L. Swartz

Each of the nominees is a current director and all have consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

There are no family relationships between any nominees and executive officers of RadNet, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Vote Required

In accordance with our bylaws, the election of a director in an uncontested election requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ABOVE.

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PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has re-appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Ernst & Young has audited our financial statements annually since January 1, 2007. Our Audit Committee reviews the appointment of our independent accounting firm annually.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young as our independent registered public accounting firm for 2024. If our stockholders vote against the ratification of Ernst & Young, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of RadNet and its stockholders. Representatives of Ernst & Young are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Fees Paid to Auditors

The following table presents fees billed by Ernst & Young for the fiscal years ended December 31, 2022 and 2023.

	2022	2023
Audit Fees(1)	$3,237,590	$3,267,120
Audit-Related Fees(2)	265,745	–
Tax Fees(3)
Tax Compliance Fees	591,075	764,670
Other Tax Fees	218,213	270,231
All Other Fees(4)	3,600	3,600
Total	$4,316,223	$4,305,621

_______________

(1)	Audit Fees in fiscal years ended December 31, 2022 and 2023 consisted of fees billed for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of interim consolidated financial statements and audit services in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees in the fiscal year ended December 31, 2022 consisted of fees billed for due diligence in connection with merger and acquisition activities. Ernst & Young did not render any Audit-Related Fees in the fiscal year ended December 31, 2023.

(3)	Tax fees in the fiscal years ended December 31, 2022 and 2023 consisted of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees in the fiscal years ended December 31, 2022 and 2023 consisted of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Ernst & Young during the fiscal year ended December 31, 2023 and the fiscal year ended December 31, 2022 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young in providing services to us for the fiscal year ending December 31, 2024 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the summary compensation and other related tables and narratives accompanying those tables (a “say-on-pay” vote).

We currently hold our advisory say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. We currently expect that the next advisory vote on the frequency of the say-on-pay votes will occur at the 2029 annual meeting of stockholders.

We intend that our compensation program and decisions will attract and retain our Named Executive Officers and reward them for achieving RadNet’s strategic initiatives and objective measures of success. We compensate our executive officers through a mix of base salary, bonus and equity compensation. Our Compensation Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

88% of votes cast on the say on pay advisory proposal at our 2023 Annual Meeting were voted in favor of our executive compensation program.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers. We encourage our stockholders to read the “Compensation Discussion and Analysis” section above, which describes the details of our executive compensation program and the decisions made by the Compensation Committee for 2023.

Accordingly, our stockholders are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to RadNet’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory and its outcome will not be binding on our Board of Directors nor require our Board of Directors or Compensation Committee to take any action. However, our Board of Directors and Compensation Committee value the opinion expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when evaluating future executive compensation arrangements for our Named Executive Officers.

Vote Required

Approval of the compensation of our Named Executive Officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Card for the Annual Meeting to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

ADDITIONAL INFORMATION

Further Information

For further information about RadNet, please refer to the 2023 Annual Report. The 2023 Annual Report is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com. You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice of Availability or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address, you can request a separate Notice of Availability or copy of the proxy materials by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

Director Nominations and Stockholder Proposals for Inclusion in RadNet, Inc.’s 2025 Proxy Materials

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 12, 2025 and March 14, 2025. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2025 Annual Meeting of Stockholders.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us not later than December 27, 2024, in order to be considered for inclusion in our proxy materials for the 2025 Annual Meeting of Stockholders.

The deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws for our 2025 Annual Meeting of Stockholders is March 14, 2025. Shareholders intending to provide such a notice must comply with all requirements of Rule 14a-19 in addition to all requirements under our bylaws, including the timing of notice requirements described above.

By Order of the Board of Directors,

David Katz Corporate Secretary

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